Exhibit 5.1
                                 LOAN AGREEMENT


        THIS LOAN AGREEMENT ("Agreement") is made and entered into as of the _____ day of October, 1998 by and between Texas State Bank ("Lender") and International Isotopes Inc., a Texas corporation ("Borrower").

                                 R E C I T A L S

        WHEREAS, Borrower has requested Lender to make loans to Borrower in the aggregate principal amount of up to $20,000,000.00, consisting of a term loan in the original principal amount of $15,000,000.00 and a revolving line of credit loan up to a maximum principal amount of $5,000,000.00; and

        WHEREAS, Lender is willing to make such loans to Borrower subject to and as more fully described in the terms of this Agreement on the condition that Borrower comply strictly with the terms and conditions of this Agreement;

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Lender and Borrower do hereby agree as follows:

                                    ARTICLE I
                               Definition of Terms

        Section 1.01 Definitions. As used in this Agreement, and unless the context otherwise requires, the following terms shall have the respective meanings indicated below:

               (a) "Accounts" shall mean all accounts and accounts receivable now owned or hereafter acquired by Borrower together with all other now existing or hereafter acquired rights of Borrower to payment for goods sold or leased or for services rendered, whether or not such right has been earned by performance, and all books and records recording, evidencing or relating to such accounts or any part thereof.

               (b) "Advance" or "Advances" shall mean the disbursement or disbursements of a sum or sums loaned or to be loaned by Lender to Borrower pursuant to the Revolving Note or the Term Note.

               (c) "Appraisal" shall mean an appraisal or appraisals satisfactory to Lender, in its sole discretion, and prepared by an appraiser or appraisers acceptable to Lender, in its sole discretion, and showing an appraised fair market value of the Real Property and Equipment (excluding all leased Equipment and Equipment Available For
        Sale) of at least $30,000,000.00. With respect to Equipment acquired by Borrower within one (1) year prior to the date of this Agreement, Lender will accept bona fide bills of sale and invoices from unrelated third parties with respect thereto in lieu of an appraisal thereof to be used in the calculation of the fair market value of such Equipment as required by this Agreement.

               (d) "Authorized Officer of Borrower" shall mean the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer or the Chief Financial Officer of Borrower.

               (e) "Borrower" shall mean the party designated in the first paragraph of this Agreement.

               (f) "Borrowing Base" shall mean the sum of seventy-five percent (75%) of Eligible Accounts Receivable.

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               (g) "Borrowing Date" shall mean a date upon which an Advance is to be made hereunder.

               (h) "Business Day" shall mean a day when Lender is open for business.

               (i) "Certificate of No Default" shall mean a certificate executed by the Chairman of the Board of Borrower and another Authorized Officer of Borrower in form and substance acceptable to Lender certifying to Lender that no Event of Default exists and no event has occurred and condition exists which, with the lapse of time or notice or both, could become an Event of Default.

               (j) "Collateral" shall mean all collateral now or hereafter securing the Obligations including, without limitation, all of the Real Property, Accounts, Contracts, Leases, Inventory, Equipment, Fixtures, Intangibles, Licenses, Miscellaneous Items, and Proceeds and all other assets of the Borrower.

               (k) "Commitment Fee" shall mean that certain commitment fee for the Loan totaling $200,000.00 (which consists of a $150,000.00 commitment fee for the loan to be made under the Term Note and a $50,000.00 commitment fee for the loan to be made under the Revolving
        Note).

               (l) "Contracts" shall mean all contracts now or hereafter entered into by Borrower and all contractual rights, remedies or provisions now existing or hereafter arising in favor of the Borrower.

               (m) "CPA" shall mean certified public accountant.

               (n) "Deed of Trust" shall refer to the Deed of Trust (With Security Agreement - Financing Statement and Assignment of Rents and Leases) of even date herewith executed by Borrower to Paul S. Moxley, Trustee, creating certain liens and security interests against certain property in Denton and Alice Counties, Texas, securing, among other indebtedness, the payment of the Loan.

               (o) "Default" or "Event of Default" shall mean the occurrence of any such event set forth in Article X hereof.

               (p) "Eligible Accounts Receivable" shall mean an amount equal to the principal balance of all accounts (as defined by the Uniform Commercial Code as adopted in Texas) of Borrower from time to time outstanding and evidenced by invoices issued by Borrower for performance of services or delivery of products fully and satisfactorily performed to the account debtor's acceptance, less (i) any account outstanding more than seventy-five (75) days from the invoice date; (ii) any account in dispute; (iii) any related, intercompany or affiliate accounts, unless the account is otherwise acceptable to Lender (in writing and at Lender's sole discretion) for inclusion as an Eligible Account Receivable. Eligible Accounts Receivable shall specifically exclude any amounts contractually owing to Borrower but which have not been invoiced.

               (q) "Environmental Audit" shall mean an environmental audit and site assessment, satisfactory to Lender, of the Real Property and any improvements located thereon by outside consultants, satisfactory to Lender, to determine that there has been no disposal of hazardous or toxic material on any of the Real Property and the improvements located thereon in violation of applicable law.

               (r) "Equipment" shall mean all machinery, equipment, tools, parts and vehicles now owned or hereafter acquired by Borrower and all accretions and accessions to any of the foregoing, including without limitation the Linac


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        Equipment, Equipment Available For Sale and the equipment described in
        Schedule 1.01(r).

               (s) "Equipment Available For Sale" shall mean the Equipment described in Schedule 1.01(s).

               (t) "Financing Statements" shall mean the Form UCC-1 financing statements to be filed with the appropriate offices for the perfection of a security interest in the Collateral.

               (u) "Fixtures" shall mean all furniture and attached fixtures in which the Borrower now or hereafter has an interest.

               (v) "GAAP" shall mean generally accepted accounting principles and practices consistently applied.

               (w) "Guarantor" shall mean Ira Lon Morgan.

               (x) "Guaranty" shall mean that certain Guaranty Agreement dated even date herewith executed by Guarantor guaranteeing the payment of a portion of the Loan as more particularly provided therein.

               (y) "Intangibles" shall mean all of the Borrower's now owned or hereafter acquired general intangibles, including, without limitation, patents, unpatented inventions, trade secrets, copyrights, contract rights, goodwill, literary rights, rights to performance, rights under licenses, choses-in-action, claims, information contained in computer media (such as data basis, source and object codes, and information contained therein), things in action, trademarks and trademarks applied for (together with the goodwill associated therewith) and derivatives thereof and trade names (including, without limitation, the right to make, use and vend goods utilizing any of the foregoing) and all permits, licenses, certifications, authorizations and approvals and the rights of the Borrower thereunder, issued by any governmental, regulatory or private authority, agency or entity, in each case, whether now owned or hereafter acquired, together with all cash and non-cash proceeds and products of any of the foregoing.

               (z) "Inventory" shall mean all of the Borrower's now owned or hereafter acquired inventory of whatever nature and kind and wherever situated, including, without limitation, raw materials, components, work in process, finished goods, goods in transit and packing and shipping materials, and all accretions and accessions to any of the foregoing, and trust receipts and similar documents covering the same.

               (aa) "Leases" shall mean all lease agreements for real property or personal property to which the Borrower is a party.

               (bb) "Lender" shall mean the party named as Lender in the first paragraph of this Agreement, or any successor or assign of said Lender.

               (cc) "Licenses" shall mean all of Borrower's now owned or hereafter acquired franchises, licenses, permits and operating rights authorizing or relating to the Borrower's operations and businesses.

               (dd) "Linac Equipment" means the equipment described on Schedule 1.01(dd) which is included as part of the Collateral.

               (ee) "Loan" shall mean all indebtedness now or hereafter evidenced by each of the Term Note and the Revolving Note.

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               (ff) "Loan Documents" shall mean this Agreement, the Notes, the
        Deed of Trust, the Security Agreement, the Guaranty, the Financing Statements, and all other instruments (whether executed prior to, contemporaneously with or subsequent to the date hereof) evidencing, securing or pertaining to the extension of credit by Lender to Borrower pursuant to this Agreement, and the Notes and all renewals, extensions and modifications thereof, if any, as the same shall from time to time be executed and delivered by Borrower or any other party to Lender pursuant to such extension of credit.

               (gg) "Material Contracts" shall mean any Contract now or hereafter entered into by Borrower providing for the payment by or to Borrower of any sum in excess of $100,000.00 in any calendar year.

               (hh) "Miscellaneous Items" shall mean all goods, chattel paper, documents, instruments, choses-in-action, claims, money, deposits, certificates of deposit, stock or share certificates, licenses and other rights in intellectual property, books and records and other tangible personal property not included above.

               (ii) "Notes" shall mean the Term Note and the Revolving Note, collectively, and any renewal, extension and modification of any thereof, if any.

               (jj) "Obligations" shall mean all present and future obligations and indebtedness, and all renewals and extensions thereof, or any part thereof, of Borrower to Lender arising pursuant to the Notes, this Agreement, any other Loan Document or otherwise, and all interest accruing thereon and attorneys' fees and costs incurred in the enforcement or collection thereof, regardless of whether such obligations and indebtedness are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, but not limited to, the indebtedness and obligations evidenced by any and all Loan Documents and this Agreement.

               (kk) "Proceeds" shall mean all proceeds of any of the Collateral, and all proceeds of any loss of, damage to or destruction of any of the Collateral, whether insured or not insured, and all other proceeds of any sale, lease or other disposition of any property or interest therein constituting Collateral, together with all proceeds of any policies of insurance covering any or all of the above, the proceeds of any award in condemnation with respect to any of the property of the Borrower, any rebates or refunds, whether for taxes or otherwise and all proceeds of any such proceeds.

               (ll) "Real Property" shall mean the real property described in Exhibit A attached hereto and incorporated herein by reference, together with all improvements located thereon and all rights and appurtenances pertaining thereto and all other real property now or hereafter acquired by Borrower.

               (mm) "Revolving Note" shall mean that certain Revolving Line of Credit Note of even date herewith in the original principal amount of $5,000,000.00, executed by Borrower and payable to the order of Lender, and all renewals, extensions and modifications thereof, if any.

               (nn) "Security Agreement" shall mean a Security Agreement granting to Lender a security interest in the Collateral in addition to any Collateral described in the Deed of Trust.

               (oo) "Term Note" shall mean that certain Promissory Term Note of even date herewith in the original principal amount of $15,000,000.00, executed by Borrower and payable to the order of Lender, and all renewals, extensions and modifications thereof, if any.

               (pp) "Tribunal" shall mean any state, commonwealth, federal, foreign, territorial, or other court or governmental department, commission, board, bureau, agency, or instrumentality.

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                                   ARTICLE II
                                      Loans

        Section 2.01 Term Loan. Upon the satisfaction of the terms and conditions of this Loan Agreement and the other Loan Documents, including the terms and conditions of Advances pursuant to Section 4.01 hereof, Lender agrees to make a loan to Borrower under the Term Note in the original principal amount of the Term Note. The funds advanced pursuant to the Term Note shall be used by the Borrower to refinance existing indebtedness secured by liens against the Real Property and other general corporate and working capital purposes, including without limitation, the purchases of Equipment, Inventory and other assets necessary to Borrower's business.

        Section 2.02 Revolving Line of Credit Loan. Subject to the other terms and conditions of this Agreement and the other Loan Documents, including the terms and conditions of Advances pursuant to Sections 2.04 and 4.01 hereof, Lender agrees to make a revolving line of credit loan to Borrower under the Revolving Note, in several Advances, from time to time, provided that (i) the sum of the outstanding principal balance of Revolving Note, plus the amount of the requested Advance, does not exceed the lesser of the face principal amount of the Revolving Note or the amount of the Borrowing Base as of the date of the requested Advance and (ii) a Draw Request has been duly tendered as required by
Section 2.04 hereof, accompanied by such documentation as Lender may require. The proceeds of the Advances under the Revolving Note shall be used solely for general corporate and working capital purposes of Borrower, including without limitation, the purchase of Equipment, Inventory and other assets necessary to Borrower's business.

        Section 2.03 Revolving Note Loan Account. A Loan Account (herein so called) will be established by Lender, in which will be recorded (i) as a debit, the amount of all Advances under the Revolving Note plus all accrued interest under the Revolving Note and all other amounts owing in connection with the Revolving Note, and (ii) as a credit, the amount of all payments on the Revolving Note.

        Section 2.04 Revolving Note Draw Request. As a condition to making an Advance under the Revolving Note, Borrower shall submit a draw request ("Draw Request") in substantially the form of Exhibit B attached hereto, delivered at least 5 days prior to the date the draw is to be made, with the blanks completed so as to accurately reflect the facts as of the date thereof, signed by both (i) the Chairman of the Board of Borrower, and (ii) another Authorized Officer of Borrower. Lender shall lend to Borrower under the Revolving Note the amount of the requested Advance shown on the Draw Request, but only if, with respect to all Advances, at the time of the Advance:

               (a) The outstanding balance of the Revolving Note plus the amount of the requested Advance does not exceed amounts set forth in Section
        2.02 above.

               (b) The term of the Revolving Note has not matured.

               (c) Lender's obligations to lend hereunder have not been terminated pursuant to any provision hereof;

               (d) No Event of Default exists, and no event has occurred and no condition exists which, with the lapse of time or notice or both, could become an Event of Default;

               (e) No legal proceeding is pending or threatened against Borrower by or before any Tribunal which might, in the reasonable opinion of Lender, have a material adverse effect upon the business, operations, or financial condition of Borrower;

               (f) All conditions precedent to the obligations of Lender to make the Advance have been complied with including, without limitation, those set forth in Section 4.01;

               (g) The consummation of such Advance shall not violate any applicable provision of any law.

               (h) If requested by Lender, Borrower shall have delivered to Lender a Certificate of No Default executed by the Chairman of the Board of Borrower and another Authorized Officer of Borrower in the form required by Lender;

        Section 2.05 Optional Prepayments. Borrower may at any time pay or prepay without premium or penalty all or a part of Revolving Note. Partial prepayments on the Revolving Note shall be applied first to accrued unpaid interest and then to the principal balance outstanding under the Revolving Note. Principal amounts prepaid on the Revolving Note can be re-borrowed by Borrower, subject to Section 2.04 hereof and the other terms of the Loan Documents. Principal amounts can only be prepaid on the Term Note in accordance with the terms of and subject to the prepayment penalties set forth in the Term Note.

        Section 2.06 Renewal of Revolving Note. After the initial term of the Revolving Note and provided no Event of Default then exist under this Agreement or any of the other Loan Documents and subject to Lender's approval of the then financial condition and prospects of Borrower, Borrower may renew the Revolving Note on such terms and conditions and in such amounts as Lender shall require, permit and determine, in Lender's discretion. The making of each renewal shall, without limitation, be conditioned upon Borrower and Guarantor executing such new documentation as Lender, in Lender's discretion, may require and the payment by Borrower of any costs incurred by Lender in connection therewith, including, without limitation, title insurance costs and attorney's fees. Any renewal of the loan evidenced by the Revolving Note shall continue to be governed by and subject to the terms of this Agreement in the same manner as applicable to the original loan evidenced by the Revolving Note (except with such modifications as Lender may require) and shall continue to be secured by the Loan Documents. In the event all of the following occur: (i) the Revolving Note is not renewed by Lender by the end or effective as of the end of its term, (ii) the Revolving Note has been fully paid and Lender has no further obligation to advance any funds thereunder and (iii) no Event of Default then exists under any of this Agreement, the Term Note or any of the other Loan Documents, then Lender shall release Lender's security interests in the Accounts, provided that such release shall not impair or affect Lender's rights, liens and security interest with respect to any other Collateral other than the Accounts. Any release of Lender's security interests in the Accounts shall only be effective if the same is in writing and executed by Lender.

                                   ARTICLE III
                         Obligations to Pay Obligations

        Section 3.01 Exclusivity of Agreement. The duties of Borrower to pay and perform the Obligations shall be governed exclusively by the terms of this Agreement and the Loan Documents.

        Section 3.02 Obligation to Repay Excess. If at any time the outstanding principal balance of the Revolving Note shall exceed the lesser of (i) $5,000,000.00 or (ii) the Borrowing Base, Borrower shall immediately pay to Lender the entire amount of such excess.

        Section 3.03 Obligation to Repay Upon Default. Upon the occurrence of an Event of Default and subject to Section 11.07 of this Agreement, Borrower shall immediately upon demand, pay to Lender the entire balance of the indebtedness outstanding under the Notes together with all other Obligations.

        Section 3.04 Manner and Place of Payments. All payments and prepayments of principal and/or interest on the Obligations and all payments of fees and other obligations hereunder shall be made in immediately available funds, and shall be made to Lender at its office at 3900 North 10th Street, McAllen, Texas, or at such other addresses as Lender may notify Borrower in writing. All Advances under the Term Note shall accrue interest for the actual period such funds are outstanding at the interest rate set forth in the Term Note and all Advances under the Revolving Note shall accrue interest for the actual period such funds are outstanding at the interest rate set forth in the Revolving Note. In no event shall interest accrue on any Advance in excess of the weekly ceiling from time to time in effect under Chapter 1D of the Texas Credit Title, as amended or published by the Office of the Consumer Credit Commissioner of Texas. All payments shall be made at the time or times required by the governing Loan Documents.

                                   ARTICLE IV
                             Conditions to Advances

        Section 4.01 Conditions to Advances. The obligation of Lender to make any Advance pursuant to this Agreement is subject to the accuracy of all covenants, representations, warranties, terms and conditions herein contained or otherwise made by Borrower in connection with this Agreement and with the Loan; to the performance by Borrower of all of its agreements to be performed hereunder and under the other Loan Documents; and to the fulfillment to the satisfaction of Lender of the following further conditions:

               (a) Borrower shall have delivered to Lender in form and substance acceptable to Lender (i) resolutions of the Board of Directors of Borrower certified by its secretary or assistant secretary, which resolutions shall authorize the execution, delivery and performance by Borrower as contemplated hereby, of this Agreement and the other Loan Documents and which shall authorize the transactions contemplated hereby by Borrower; (ii) certificates of incumbency certified by the chief executive officer and secretary or assistant secretary of the Borrower with specimen signatures of the chief executive officer and secretary or other officers of the Borrower who will sign this Agreement or the Loan Documents signed and delivered pursuant hereto on behalf of Borrower;
        (iii) articles of incorporation of Borrower certified as of a recent date by the Secretary of State of its state of incorporation; (iv) bylaws of Borrower certified by its secretary or assistant secretary; and (v) certificates of the appropriate governmental officials of such jurisdictions as Lender may request, each bearing a recent date, to the effect that Borrower is a corporation, duly incorporated, validly existing, and in good standing under the laws of its incorporation, and is duly qualified to transact business and is in good standing in each other jurisdiction where the nature and extent of its business and property require it to be so qualified.

               (b) Borrower shall have delivered to Lender each of the Loan Documents, including without limitation, the Notes, the Deed of Trust, the Security Agreement, the Financing Statement and the Guaranty required by and in form and substance acceptable to Lender executed by Borrower or such third parties as Lender shall require.

               (c) Borrower shall have paid to Lender the balance of the Commitment Fee. Lender acknowledges the prior receipt of payment of $25,000.00 of the Commitment Fee.

               (d) The representations and warranties contained in this Agreement and the other Loan Documents and any other document executed and delivered in connection herewith are and shall be true and correct in all material respects as though made on and as of such Borrowing Date,

               (e) No event has or will have occurred, and is or will be continuing, or would result from such Advance, which constitutes or would constitute an Event of Default (as defined in Article X hereof), or which with notice or lapse of time or both will or would constitute an Event of Default.

               (f) The consummation of the proposed Advance will not violate or contravene any applicable provision of any law or any regulation, demand, decree, order, writ, or injunction of any Tribunal.

               (g) Borrower shall have delivered or cause to be delivered to Lender the following:

                      (i) A mortgagee policy of title insurance satisfactory to
               Lender issued by a title insurance agent and underwriter satisfactory to the Lender addressed to the Lender and in an amount equal to the appraised value of the Real Property and which shows only title exceptions acceptable to Lender and is otherwise acceptable to Lender, together with copies of all instruments listed in said title policy as affecting title to the Real Property, certified by the title insurance company or its issuing agent to be true and correct copies.

                      (ii) Tax certificates showing that all ad valorem taxes
               and assessments which are payable and which constitute a lien on any of the Collateral have been paid in their entirety and setting forth information as to valuation of the Collateral required by the Lender.

                      (iii) UCC searches satisfactory to Lender from the
               Secretary of State of Texas and any other governmental authority required by Lender covering the Borrower (and any other known owner of any of the Collateral during the past five years) with copies of the listed financing statements, together with such other documentation satisfactory to Lender as Lender may require to evidence the status of title of the Collateral and the existence of any liens or security interest encumbering any of the Collateral and showing the status of the Collateral and the existence of liens and encumbrances to be as required in the Loan Documents.

                      (iv) A survey of the Real Property satisfactory to Lender
               prepared by a registered public surveyor acceptable to the Lender and to the title company issuing the above described title policy, including plat(s) of the Real Property, containing such information as is required by the Lender, a statement that such property does not lie within a flood plain or flood prone area or a flood way of any body of water or designating the location of such flood plain or flood prone area on the property, a proper and conforming legal description of said property and a certification by said surveyor in the form prescribed by the Lender.

                      (v) An Appraisal acceptable to Lender as required by this
               Agreement.

                      (vi) Insurance policies, or certificates and certified
               copies of same, and providing such coverages as required by this Loan Agreement satisfactory to the Lender.

                      (vii) Evidence satisfactory to the Lender that the
               Collateral and Borrower's business operations are in compliance with all applicable laws, ordinances, regulations and restrictions affecting the Collateral, including copies of all permits and licenses used in Borrower's business as Lender may require.

                      (viii) The Environmental Audit covering the Real Property
               and the improvements located thereon acceptable to the Lender as required by this Loan Agreement.

                      (ix) The opinion of Black and Veatch acceptable to Lender
               pertaining to the ability to obtain the validation of the radiopharmaceutical manufacturing facility of Borrower.

                      (x) An opinion of counsel for Borrower and such other
               essential parties as required by Lender, stating among other things, that: (i) the Loan is not usurious or otherwise illegal under applicable laws; (ii) the Loan Documents are validly executed, fully authorized and binding and enforceable in accordance with their terms; (iii) the Loan and execution and delivery of the Loan Documents evidencing and securing the Loan do not violate or contravene nor are prohibited by any court order, judgment, contract, covenant or restriction to which Borrower is a party or by which Borrower or the Collateral is bound; (iv) neither the Borrower, Guarantor or other essential party is involved in litigation which may affect the Loan; (v) the Loan is secured by and entitled to the benefits and security of the Loan Documents and that the liens and security interest securing the Loan constitute valid, perfected, and enforceable first and prior liens and security interests in the Collateral in favor of Lender; (vi) to the best of counsel's knowledge, the Collateral and Borrower's usage thereof fully comply with all laws, regulations and ordinances applicable thereto; (vii) to the best of counsel's knowledge, there is no action, proceeding or investigation pending or threatened (or any basis currently existing therefor) which threatens or questions, directly or indirectly, the validity or enforceability of the Loan Documents or any action contemplated or to be taken hereunder, (viii) to the best of counsel's knowledge, there are no defaults or facts which, with the passage of time or otherwise, would constitute an Event of Default under the Loan Documents; and (ix) containing such further opinions as Lender shall reasonably require.

                      (xi) Such other information, certifications, opinions and
               documents as may be reasonably required by the Lender or Lender's counsel which is satisfactory in form and content to Lender.

        All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, except where otherwise provided, shall be satisfactory in form and substance to Lender and its legal counsel, and Lender shall have received copies of all documents which it may reasonably request in connection with such transactions and all corporate proceedings with respect thereto, in form and substance satisfactory to Lender and its legal counsel. Lender may from time to time require any such documents and information delivered to Lender to be updated in a manner satisfactory to Lender and Lender may require that all such updates be acceptable to Lender as a condition to making any Advance.

                                    ARTICLE V
                                   The Closing

        Section 5.01 Closing. The closing (the "Closing") of the transactions contemplated by this Agreement, and the delivery of all documents and instruments required hereunder to be delivered at the Closing, shall occur on or before November 15, 1998 (the "Closing Date") at Lender's election at the offices of the Lender, the offices of Lender's counsel or the offices of a title company acceptable to Lender. Subsequent Advances shall be made at the banking offices of Lender at 3900 North 10th Street, McAllen, Texas, (or at such other address as Lender may notify Borrower in writing) upon such Borrowing Dates as Borrower may request in accordance with Sections 2.04 and 4.01 hereof and the other terms of this Agreement and the Loan Documents.

                                   ARTICLE VI
                    Representations, Warranties and Covenants

        Representations, Warranties and Covenants by Borrower. Borrower represents and warrants to Lender, and covenants with Lender, as follows:

        Section 6.01  Organization, Authority and Qualifications.

               (a) Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and is duly qualified to do business as a foreign corporation under the laws of the state of Texas and any other state in which the Borrower is required to be qualified as a result of the business activity undertaken by Borrower in such state.

               (b) Borrower has the corporate power and authority to execute, deliver and perform this Agreement and the Loan Documents, and to borrow thereunder.

               (c) The person signing this Agreement and the Loan Documents on behalf of Borrower has full authority to execute the same on behalf of Borrower, and to bind Borrower to the terms thereof.

        Section 6.02 Authorization and Compliance with Laws and Material Agreements. The execution, delivery and performance of this Agreement and the Loan Documents, and the borrowing thereunder, by Borrower have been duly authorized by all requisite corporate action on the part of Borrower and will not violate the Articles of Incorporation or Bylaws of Borrower and will not violate any provision of law, or order of any court or governmental agency affecting it in any respect, and will not conflict with, result in a breach of the provisions of, constitute a default under, or result in the imposition of any lien, charge, or encumbrance upon any assets of Borrower pursuant to the provisions of any indenture, mortgage, deed of trust, franchise, permit, license, note or other agreement or instrument to which Borrower may be bound. No approval or consent from any Tribunal or other third party is required in connection with the execution of or performance under this Agreement and the Loan Documents by Borrower. Borrower knows of no event, occurrence, fact or circumstance which constitutes or would constitute an Event of Default or which, with the lapse of time or notice or both, will or would constitute an Event of Default.

        Section 6.03 Financial Statements. Any financial statements of Borrower furnished to Lender shall be true and correct and will be prepared in accordance with GAAP, and will fairly and accurately reflect the financial condition of Borrower and the results of its operations as of the period then ended. Any financial statements of Guarantor furnished to Lender shall be true and correct and will fairly and accurately reflect the financial condition of Guarantor.

        Section 6.04 Litigation and Judgments. Borrower is not involved in, nor is Borrower aware of, any action, suit, or proceeding, at law or in equity, or by or before any Tribunal or other governmental authority (collectively, "Litigation"), pending, or to the knowledge of Borrower, threatened, against or affecting Borrower or involving the validity or enforceability of the Loan Documents. There is no Litigation pending, or, to the knowledge of Borrower, threatened, which in the reasonable opinion of Borrower, if adversely determined, would materially adversely affect the financial condition of Borrower, or the ability of Borrower to perform its obligations as contemplated by this Agreement. There are no outstanding judgments (final or otherwise) against Borrower.

        Section 6.05 No Materially Adverse Agreements. Borrower is not a party to any agreement which in the opinion of Borrower does or will materially and adversely affect the business, operations or condition, financial or otherwise, of Borrower.

        Section 6.06 Ownership of Properties; Liens. Borrower has good and marketable title in all its properties and assets, real and personal, which are owned or used in connection with the production and distribution of its products or services, and none of such properties or assets or leasehold interests of Borrower is subject to any mortgage, pledge, security interest, encumbrance, lien or charge of any kind other than Permitted Liens (hereafter defined) or those in favor of Lender.

        Section 6.07 Proprietary Rights. Borrower is the owner and holder of all necessary rights in all patents, trademarks, copyrights and other proprietary rights used in the operation of Borrower's business. To the best of Borrower's knowledge, Borrower's operations do not infringe upon the rights of any party under any patent, trademark, copyright or any other proprietary rights. Borrower is not in default under any license agreement pertaining to any patent, trademark, copyright or other proprietary rights used in Borrower's operations. Borrower is not in default with respect to any of the obligations and requirements of any of the licenses and permits held by Borrower.

        Section 6.08 Taxes. Borrower has filed all federal and state tax returns or reports required of it, including but not limited to income, franchise, employment and sales taxes, and has paid or made adequate provision for the payment of all taxes which have become due pursuant to such returns or reports or pursuant to any assessment which has been received, none of such being outstanding and unpaid, and Borrower knows of no pending investigations of Borrower by any taxing authority, nor of any material pending but unassessed tax liability. Borrower shall provide evidence satisfactory to Lender of the payment of all taxes from time to time owing by Borrower within thirty (30) days after the date any such taxes are due.

        Section 6.09 Default and Pending Actions. Borrower is not in default in any material respect under the provisions of any instrument evidencing any material obligation, indebtedness or liability of Borrower or of any agreement relating thereto, or under any order, writ, injunction, or decree of any court, or in default under or in violation of any order, regulation, or demand of any governmental instrumentality which default or violation might have consequences which would materially and adversely affect the business, financial condition, or properties of Borrower.

        Section 6.10 Guarantees. Except as otherwise described in Schedule 6.10, Borrower has not guaranteed any dividend or any obligation of any other person, corporation or entity, including any unconsolidated subsidiary, and no subsidiary has guaranteed any dividend, obligation or indebtedness of any other person, corporation or entity, including Borrower.

        Section 6.11 Title to and Perfection of Security Interest in Collateral. Borrower is and will be the owner of all of the Collateral, free and clear of all liens, security interests, and encumbrances other than Permitted Liens and those in favor of Lender, and except for Permitted Liens Lender will have a valid and perfected first security interest and lien therein and in the products or proceeds thereof, and Borrower will execute all such security agreements, deeds of trust, financing statements and other documents and take such actions as Lender may deem necessary or desirable to evidence or perfect its first and prior security interest and lien in the Collateral to secure the Obligations.

        Section 6.12 Purpose of Borrower; Use of Proceeds. Borrower has entered into this Agreement for legitimate purposes, and will use the proceeds of the loan exclusively as required hereby.

                                   ARTICLE VII
                               Positive Covenants

        Positive Covenants. Borrower covenants and agrees that, as long as either the Obligations or any part thereof is outstanding or while Lender has any obligation to make any Advance under this Agreement or any other Loan Document, as follows:

        Section 7.01 Performance of Obligations. Borrower will duly and punctually pay and perform each of the Obligations, when due or declared due, including without limitation its obligations under this Agreement and each of the Loan Documents, as the same may at any time be amended or modified.

        Section 7.02 Preservation of Existence and Conduct of Business. Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights, leases, patents and all other licenses or rights necessary to comply with all laws, regulations, rules, statutes, or other provisions applicable to Borrower, the loss of which would have a material adverse effect in the operation of its business, in a prudent and businesslike manner.

        Section 7.03 Maintenance of Properties. Borrower will cause all of its properties used or useful in the conduct of its business to be maintained and kept in good condition, repair, and working order, and supplied with all necessary equipment, and cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the prudent judgment of Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

        Section 7.04 Payment of Taxes and Other Charges. Borrower will promptly pay and discharge, or cause to be paid and discharged, all lawful taxes, assessments, and other governmental charges imposed upon Borrower or upon the property, real, personal or mixed, belonging to Borrower, or upon any part thereof, before the payment thereof shall become in default, as well as all lawful claims for labor, materials and supplies, which, if unpaid, might become a lien or charge upon such property, or upon any part thereof; provided, however, that Borrower shall not be required to pay and discharge, or cause to be paid and discharged, any such tax, assessment, charge, levy or claim, so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings diligently pursued, if appropriate reserves have been provided therefor by Borrower.

        Section 7.05 Year 2000 Compliance. Borrower shall make diligent efforts to achieve Year 2000 Compliance on or before December 31, 1999 or have in place adequate contingency plans to ensure that any failure of Borrower's computer systems will have no material adverse impact on Borrower's financial condition. "Year 2000 Compliance" means that Borrower's computer systems will (a) handle date information before, during, and after January 1, 2000, including but not limited to accepting date input, providing date output, and performing calculations on dates or portions of dates; (b) function accurately and without interruption before, during, and after January 1, 2000, without any change in operations associated with the advent of the new century; (c) respond to two-digit year-date input in a way that resolves the ambiguity as to the century in a disclosed, defined, and predetermined manner; and (d) store and provide output of date information in ways that are unambiguous as to century. In addition, Borrower shall take reasonable steps to ensure that its vendors, purchasers and other contracting partners will achieve Year 2000 Compliance on or before December 31, 1999 or will have in place adequate contingency plans to ensure that any failure of such vendors', purchasers' or other contracting partners' computer systems will have no material adverse effect on Borrower's financial condition.

        Section 7.06 Insurance. Borrower shall at all times maintain the following insurance coverages:

               (a) Property insurance with special risk endorsement in an amount which is the greater of 100% of full replacement value of the Collateral or the Loan;

               (b) Comprehensive general liability insurance with coverage in the amount of $5,000,000.00 in the aggregate, $2,000,000.00 for personal injury and $5,000,000.00 for each occurrence, $100,000.00 for fire damage (any one fire), and $100,000.00 for medical expenses (any one person);

               (c) Radioactive contamination insurance and environmental hazardous substance and risk insurance in amounts, if any, required by applicable state or federal law;

               (d) Product liability insurance with coverage in the following amounts during the following time periods:

                                               Aggregate     For Each     For Personal
                     Time Period                Amount       Occurrence      Injury

          October 9 - December 31, 1998        2,000,000     1,000,000      1,000,000
          January 1 - March 31, 1999           4,000,000     2,000,000      2,000,000
          April 1 - June 30, 1999              6,000,000     4,000,000      4,000,000
          July 1 - September 30, 1999         10,000,000     6,000,000      6,000,000
          October 1 - thereafter              10,000,000     6,000,000      6,000,000
                                               or such additional amounts as
                                               Lender may reasonably require
                                               based upon product sales and
                                               revenues.

               (e) Business interruption insurance in the amount of $10,000,000.00;

               (f) In the event that it is determined that any Real Property lies in a flood zone, as determined by the United States Department of Housing and Urban Development, flood insurance shall be obtained at Borrower's expense in an amount as required by Lender;

               (g) Director and officer liability insurance in the amount of $5,000,000.00;

               (h) Key man life insurance on the life of Guarantor in the amount of $1,000,000.00, designating Borrower as a beneficiary with respect to $510,000.00 of the proceeds thereof and Guarantor's spouse as a beneficiary with respect to the remaining $490,000.00 of the proceeds thereof;

               (i) In addition to the life insurance required in Section 7.06(h) above, life insurance on the life of Guarantor in the amount of $4,000,000.00, designating Lender as the sole primary beneficiary of all proceeds thereof;

               (j) Flood insurance with respect to any Real Property located in a flood plain in the amount of the replacement cost of the improvements located in such flood plain;

               (k) Worker's compensation insurance in the amount required by law; and

               (l) Such other insurance as may be required by Lender.

The above insurance policies shall (i) have such deductibles as are acceptable to Lender, (ii) incorporate the standard form of mortgagee clause, without contribution, in favor of Lender; (iii) provide for not less than thirty (30) days prior written notice to Lender in the event of cancellation or modification; (iv) be evidenced by the ACORD 27 (EPI) form, when the original policy is unavailable, and with companies having a minimum rating of A-,IX in Best's Key Rating Guide and which are satisfactory to Lender; and (v) shall be deposited with Lender prior to disbursement of any Loan proceeds. At least ten
(10) days prior to the expiration or cancellation of any such policy, Borrower shall submit to Lender evidence of payment of premiums to continue such insurance, or new policies with certificates showing all premiums paid. Contemporaneously with the execution of this Agreement, Borrower shall execute an assignment to Lender of the life insurance policy described in Section 7.06(i) above and thereafter an assignment of all renewals of such policy when obtained. All proceeds of the life insurance required in Section 7.06(i) above shall be first applied toward payment of the Loan in such manner as Lender shall in its discretion determine until the Loan has been fully and finally paid. After the full and final payment of the Loan and all of the other Obligations, the balance of any proceeds received of the life insurance policy described in 7.06(i) above shall be paid to the party or parties other than Lender entitled thereto.

        Section 7.07 Lender as Primary Depository. To the full extent permitted by applicable law, Lender shall at all times be the primary depository for Borrower's funds.

        Section 7.08 Financial Budgets. Borrower shall, prior to Closing and thereafter at least sixty (60) days prior to the end of each fiscal year of Borrower, submit to Lender for Lender's review a budget approved by the Board of Directors of Borrower (a "Financial Budget") and other information as Lender shall require detailing for the following fiscal year of Borrower any anticipated (i) sale of stock or other securities of Borrower (other than the sale of common stock of Borrower), (ii) capital expenditures to be incurred by Borrower, (iii) operating leases to be entered into by Borrower and (iv) compensation to be paid to the executives of Borrower. Without the prior written consent of Lender, Borrower will not in any fiscal year of Borrower sell stock or other securities of Borrower (other than the sale of common stock of Borrower), incur capital expenditures, enter into operating leases or pay executive compensation except in amounts not to exceed the amounts shown in a Financial Budget for such fiscal year which has been submitted to Lender. Lender may (but shall have no obligation to) object by notice to Borrower to any matter shown in a Financial Budget in which event Lender shall specify to Borrower the matter objected to in the Financial Budget. In the event Lender so objects to any Financial Budget, Borrower agrees to within twenty (20) days of Lender's objection either respond in writing to Lender to the objections raised by Lender or revise and resubmit to Lender for review the Financial Budget. Lender agrees not to object to any Financial Budget submitted unless Lender determines in the discretion of Lender that any specific actions and expenditures set forth therein will have a material adverse effect on the financial condition, capital base, earnings or prospects of Borrower. Borrower may submit to Lender, for Lender's review, updated revised Financial Budgets approved by the Board of Directors of Borrower from time to time during and for any fiscal year of Borrower provided that such updated revised Financial Budget shall be subject to the objection by Lender and the required response by Borrower in the same manner as applicable to the initial Financial Budget submitted to Lender for review for such fiscal calendar year as set forth above.

        Section 7.09 Certification Report. Borrower shall deliver to Lender, on or before March 1, 1999, a certification report of Black and Veatch acceptable to Lender certifying the validation of the radiopharmaceutical manufacturing facility of Borrower.

        Section 7.10 Maintenance of Books and Records. Borrower will maintain proper books of record and account in which full, true and correct entries will be made of all dealings and transactions in relation to its business and activities.

        Section 7.11 Inspection of Properties, Books and Records. Borrower will permit the Lender and its representatives to visit and inspect any of the properties of Borrower, to examine and make copies of the books and accounts of Borrower, and to discuss the affairs, finances and accounts of Borrower with the officers of Borrower all at reasonable times as Lender may request. Lender may, at its option, perform or arrange for, at Borrower's expense, periodic audits of Borrower's assets, books and records, the results of which must be acceptable to the Lender.

        Section 7.12 Audited Annual Financial Statements. As soon as available, and in any event, within 120 days after the end of each fiscal year, beginning with its fiscal year ending December 31, 1998, Borrower will furnish to Lender a copy of the annual audited financial statements of Borrower prepared in accordance with GAAP for such fiscal year containing, on a consolidated and consolidating basis if applicable, balance sheets, statements of income, statements of stockholders' equity, and statements of changes in financial position, accompanied by the unqualified report of one of the five largest national firms of independent certified public accountants, accompanied by (i) a copy of the management letter prepared by the accounting firm auditing and reporting upon such financial statements, and (ii) a compliance certificate certified by the Chairman of the Board of Borrower and another Authorized Officer of Borrower.

        Section 7.13 Unaudited Quarterly Financial Statements and Compliance Certification. As soon as available, and in any event within 45 days after the end of each calendar quarter, Borrower will furnish to Lender a copy of the unaudited financial statements of Borrower as of the end of such quarter and for the period then ended, containing balance sheets and statements of income, all in reasonable detail and prepared in accordance with GAAP, compiled by a CPA reasonably acceptable to the Lender, and certified by the Chairman of the Board of Borrower and another Authorized Officer of Borrower to fairly present the financial condition and results of the operations of Borrower at the date and for the period indicated therein. The quarterly financial statements shall be accompanied by (i) a compliance certificate certified by the Chairman of the Board of Borrower and another Authorized Officer of Borrower; (ii) comparison to current year projections and comparison to prior year comparable period; and
(iii) a Certificate of No Default executed by the Chairman of the Board of Borrower and another Authorized Officer of Borrower, in form and content satisfactory to the Lender in its sole discretion.

        Section 7.14 Monthly Reports of Aging of Accounts Receivable and Report of Sales of Equipment, etc. As soon as available, and in any event within 15 days after the end of each month, Borrower will furnish to Lender (or will cause to be furnished to Lender) a monthly report of (i) an aging of all Accounts identifying such Accounts on the basis of a 30 day, 60 day, 75 day and beyond 75 day schedule, (ii) a report of the of the Borrowing Base as of the month end next preceding the date of the report; and (iii) a report of all Equipment sold and purchased for the previous 30 day period, identifying each item of Equipment sold and purchased and the price thereof.

        Section 7.15 Projections, Other Reports and Information. Within 30 days following each fiscal year end, Borrower will provide to Lender updated financial projections of financial status and performance for the Borrower (accompanied by a statement of the assumptions underlying such projections) covering the next five years. The financial projections for the business shall be prepared by calendar quarter for the twelve months next succeeding the date of the projections, and shall show annual projections of financial status and performance for periods thereafter, and shall be prepared by a CPA on a basis consistent with the presentations in the Borrower's annual audited financial statements and otherwise in form and content reasonably acceptable to Lender (but in all events consistent with GAAP). Borrower shall also furnish to Lender from time to time such further information regarding the business, affairs, and financial condition of Borrower as Lender may request.

        Section 7.16 Guarantor Financial Statements. Borrower shall cause to be delivered to Lender within ninety (90) days after the end of each calendar year a copy of the annual financial statements of

Guarantor for such prior year containing a balance sheet, income statement and statement of cash flows of Guarantor certified as true and correct by Guarantor.

        Section 7.17 Performance of Contracts. Borrower will punctually observe and perform all covenants and agreements in each material contract, agreement, order, lease or other commitment to which it is a party, so as not to give rise to any defense to payment or performance on the part of any other party thereto or to any right on the part of any other party thereto of setoff, counterclaim, recoupment, rescission or termination.

        Section 7.18 Compliance with Laws. Borrower will comply with the requirements of all applicable laws, rules, regulations and orders of any Tribunal materially affecting the operation of Borrower's business. Borrower hereby indemnifies Lender from any and all loss, costs, damage (including consequential damages suffered by third party claimants) or expense (including, without limitation, attorneys' fees and costs incurred in the investigation of the status of the Collateral and the investigation, defense and settlement of claims) that Lender may incur as a result of or in connection with: (i) the assertion against Lender by any party of a claim relating to a violation of the Americans with Disabilities Act of 1990 or any regulations relating thereto, as amended from time to time arising in connection with Borrower or any of the Collateral, or (ii) compliance by Lender with any other federal, state, or local laws, rules, regulations or orders relating thereto which compliance is necessitated by the Borrower's failure to comply with respect thereto. The foregoing indemnification shall survive repayment of the Loan and foreclosure of any of the Collateral.

        Section 7.19 Expenses and Legal Fees. Borrower will pay all out-of-pocket expenses arising in connection with this Agreement and the Loan Documents, the enforcement hereof and thereof, any amendment of this Agreement or any Loan Documents, and the Closing of the transactions contemplated hereby including, but not limited to, all legal fees and expenses incurred by Lender in connection with the transaction herein described and any subsequent Advances on any Borrowing Date hereunder. All such expenses shall be paid by Borrower after written demand by Lender. Any and all payments made hereunder, or under the Notes, shall be made free and clear of any present or future taxes, withholdings, or other deductions whatsoever.

        Section 7.20 Notice of Litigation, Material Adverse Changes, and Events of Default. Borrower will promptly give to Lender a notice in writing of (i) any litigation or any proceeding before any Tribunal which either involves an amount in controversy in excess of $100,000.00, or which, if adversely determined, would materially adversely affect Borrower's financial condition, affairs or operations, (ii) any other matter which might materially adversely affect Borrower's financial condition, affairs, or operations, and (iii) the occurrence of any Event of Default.

        Section 7.21  Ratios.

               (a) Current Ratio: Borrower shall not at any time allow its ratio of Current Assets to Current Liabilities to be less than 1 to 1. For purposes hereof, "Current Assets" shall mean at any date the aggregate amount of the current assets of Borrower determined in accordance with GAAP, after deducting adequate reserves in each case where a reserve is proper in accordance with GAAP; "Current Liabilities" shall mean (i) all indebtedness which by its terms is payable on demand or matures not more than one year from such date (including all amounts to be due and owing under the Notes), and (ii) all other items which in accordance with GAAP would be included as current liabilities.

               (b) Quick Ratio: Borrower shall not at any time allow its ratio of Quick Assets to Current Liabilities to be less than .6 to 1. For purposes hereof, "Quick Assets" shall mean Current Assets (as defined in Section 7.21 (a) above) less Inventory; "Current Liabilities" shall have the same meaning as in Section 7.21 (a) above.

               (c) Minimum Profitability: Borrower shall have net income, after payment of income taxes, computed in accordance with GAAP, of not less than the following amounts for the following calendar years:

                                                            Net
                                  Year                     Income
                                  ----                     ------

                                  1999                  6,420,000.00

                                  2000                 15,730,000.00

                                  2001                 18,580,000.00

                                  2002                 27,230,000.00

                                  2003                 37,604,000.00

                                  2004                 42,000,000.00

        Section 7.22 Minimum Cash Reserves. Borrower shall at all times maintain unrestricted, non-pledged and non-encumbered (other than to Lender) cash reserves of at least $1,500,000.00.

        Section 7.23 Minimum Net Worth. Borrower shall at all times maintain a minimum net worth calculated in accordance with GAAP of at least $15,000,000.00.

        Section 7.24 Material Contracts. Borrower will promptly provide to Lender copies of all Material Contracts now or hereafter entered into by Borrower and any notices of any default by Borrower or any other party or any material changes with respect thereto within seven (7) days of receipt of the same. Attached as Schedule 7.24 is a list of all such present Material Contracts in effect as of the date hereof. When requested by Lender, Borrower shall provide to Lender a report as to the status of Contracts entered or contemplated to be entered into by the Borrower.

        Section 7.25 Intellectual Property. Borrower will promptly provide Lender with a copy of all patents, trademarks and copyrights now or hereafter obtained by Borrower together with a copy of all applications made by Borrower with respect thereto within seven (7) days of the issuance or any filing thereof. Attached hereto as Schedule 7.25 is a list of all patents, trademarks and copyrights held by Borrower and a copy of all applications for patents, trademarks and copyrights currently being made by Borrower.

        Section 7.26 Licenses and Permits. Borrower has obtained all licenses and permits required for the operation of Borrower's business. Attached hereto as Schedule 7.26 is a list of all licenses and permits presently held by Borrower. Borrower shall promptly deliver to Lender a copy of all licenses and permits now or hereafter held by Borrower within seven (7) days after the issuance thereof.

        Section 7.27 Subsidiaries. Attached hereto as Schedule 7.27 is a list of all present subsidiaries of Borrower. Borrower shall promptly deliver to Lender the stock certificates for all shares of stocks of all subsidiaries or other corporations now or hereafter owned by Borrower, together with all stock splits or stock dividends with respect thereto.

        Section 7.28 Updated Survey. Borrower shall obtain and deliver to Lender on or before sixty (60) days after the date hereof an updated survey of the property, described as Tract 3 on Exhibit A attached hereto, acceptable to Lender showing, among other things, that none of the improvements located on such property encroach on the boundary lines of such property or on any of the easements affecting such property.

        Section 7.29 Updated Appraisal. Borrower shall obtain and deliver to Lender on or before sixty (60) days from the date of this Agreement an updated appraisal acceptable to Lender on the properties described as Tract 1 and Tract 3 on Exhibit A attached hereto and the completed as built improvements located thereon showing (i) an appraised fair market value of at least $7,500,000.00 with respect to the property described as Tract 3 on Exhibit A attached hereto and the completed as built improvements thereon and (ii) an appraised fair market value of at least $10,000,000.00 with respect to the property described as Tract 1 on Exhibit A attached hereto and the completed as built improvements thereon.

                                  ARTICLE VIII
                               Negative Covenants

        Negative Covenants. Borrower covenants and agrees that, as long as either the Obligations or any part thereof are outstanding or while Lender has any obligation to make any Advance under this Agreement or any other Loan Document, without the prior written consent of Lender:

        Section 8.01 Liens. The Borrower will not directly or indirectly create, incur, assume, or permit to exist any mortgage, lien, charge or encumbrance on, or security interest in, any property or asset now or hereafter acquired by the Borrower; provided, however, that the restrictions in this Section 8.01 shall not prohibit the following ("Permitted Liens"):

               (a) Purchase money security interests securing indebtedness incurred in connection with the acquisition by Borrower in the ordinary course of business of any equipment (but not acquired in replacement of equipment included in the Collateral), up to, but not to exceed, a maximum aggregate of $5,000,000.00 owed to third party lenders other than Lender provided that (i) Lender is given the first and prior opportunity to finance the purchase of such equipment for Borrower and
        (ii) any such purchase money security interests secure only purchase money indebtedness for the equipment financed. Except for funds to be advanced under the Revolving Note pursuant to the terms of the Loan Documents, Lender shall not however have any obligation to finance any such equipment hereafter acquired by Borrower.

               (b) Liens, security interests, charges or other encumbrances in favor of Lender or otherwise contemplated by this Agreement;

               (c) Liens for taxes, assessments, or other governmental charges or claims of any nature, the payment of which is not at the time required or which are being contested in good faith by appropriate proceedings diligently prosecuted;

               (d) Liens of landlords and liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or being contested in good faith by appropriate proceedings diligently prosecuted; or

               (e) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of surety and appeal bonds, bids, leases, performance bonds and other similar obligations.

               (f) Financing Statements described in Schedule 8.01(f) covering certain leased equipment.

               (g) Guarantor's Subordinate Linac Equipment Security Interest (as defined in Section 11.08 below) provided that the same is at all times expressly subordinate and inferior in all respects to all liens and security interests held by Lender against the Collateral and all matters with respect to Guarantor's Subordinate Linac Equipment Security Interest and Guarantor's Security Agreement (as defined in Section 11.08 below) are otherwise in full compliance with all of the terms, conditions and requirements set forth in Section 11.08 of this Agreement and Section 4.7 of the Guaranty.

        Section 8.02 Limitation on Additional Indebtedness. Borrower will not incur any indebtedness to any party other than Lender other than trade payables incurred and paid in the ordinary course of Borrower's business and indebtedness secured by Permitted Liens. Borrower shall not guaranty any indebtedness now or hereafter owed by any other party.

        Section 8.03 Limitations on Dividends and Similar Payments. Except as described in Schedule 8.03, Borrower will not declare or pay any dividends on any class of stock, or directly or indirectly make any payment on account of the purchase, redemption or other retirement of any shares of such stock, or any warrants, rights, or options to purchase, or otherwise acquire any shares of its stock of any class or make any distribution in respect to its stock, either directly or indirectly, whether in cash or property or in obligations of Borrower.

        Section 8.04 Mergers, Etc. Borrower will not (i) consolidate with or merge into any other corporation, (ii) permit any other corporation to merge into Borrower, (iii) acquire all or any substantial part of the capital stock, property or assets of any other corporation, partnership, or other entity; or
(iv) acquire, sell or otherwise dispose of any investment (including any ownership of common stock, partnership interest, or other securities, interest, or other evidence of indebtedness or any ownership interest of any kind) in any other business or company.

                                   ARTICLE IX
                           Collateral for Obligations

        Section 9.01 Security Interest in Property. In order to secure the payment and performance of the Obligations, Borrower has granted to Lender a lien upon and a security interest in the Collateral. Borrower covenants to grant to Lender a lien against or security interest in form and substance acceptable to Lender in any other real property hereafter acquired by Borrower. Borrower agrees to execute and deliver to Lender, as a condition to the obligations of Lender hereunder, a Deed of Trust in form and substance acceptable to Lender for each parcel of real property hereafter acquired or leased by Borrower and used in connection in connection with operation of Borrower's business.

        Section 9.02 Execution of Further Documentation. Promptly after acquisition of any Inventory, Equipment or other Collateral subsequent to Closing, Borrower will, to the extent not already created, cause a security interest therein to be granted to Lender, shall deliver such Collateral for which perfection is accomplished by possession and (for Collateral for which perfection is accomplished by notation on a certificate of title or similar documentation) shall cause the security interest to be noted, where applicable, upon the certificate of title or other documentation related thereto. Borrower shall, upon request by Lender, execute, acknowledge and deliver such further chattel mortgages, assignments, financing statements, title certificates, security agreements and other documents as may be requested by Lender to more fully evidence and perfect the security interest in the Collateral. In addition, Borrower agrees to execute, acknowledge, and deliver any and all instruments, mortgages, agreements, certificates, applications, transfers, assignments, financing statements, and other documents of every nature, with such covenants, warranties, indemnities and other provisions, and to do all other acts and things to be done by Borrower as may from time to time, in the opinion of Lender, be necessary or proper to fully effectuate the purposes of this Article IX and the intentions of the parties hereto.

                                    ARTICLE X
                                     Default

        Section 10.01 Events of Default. As used herein, the term "Event of Default" means any one or more of the following events:

               (a) The failure of Borrower to pay to Lender when due, any portion of the Obligations, including interest thereon, or any part thereof, on or before ten (10) days from the due date.

               (b) The breach or other failure of Borrower to punctually and properly observe, keep and perform each of its covenants and agreements contained in this Agreement, or the failure by Borrower to comply with any of the other terms or conditions specified herein or in any of the other Loan Documents.

               (c) Any representation or warranty made by Borrower in this Agreement, any of the Notes or any of other Loan Documents or any other instrument is untrue in any material respect or hereafter becomes untrue in any material respect at any time during the term of this Agreement, or any schedule, statement, report, notice or writing furnished by Borrower to Lender is untrue in any material respect on the date as of which the facts set forth therein are stated or certified, or information is omitted from such schedules, statements, reports, notices, or writings and the omission of such information would cause the representations and warranties contained therein to be misleading in any material respect.

               (d) An inability of Borrower to satisfy any condition specified herein as precedent to the obligation of Lender to make an Advance.

               (e) Default in the payment of any other indebtedness due Lender by Borrower or default in the performance of any other obligation to Lender by Borrower or any other party liable for the payment hereof, whether as maker, endorser, guarantor, surety or otherwise;

               (f) The belief by Lender, based on a good faith analysis of reliable information, that the prospect of payment or performance of any Obligations is impaired;

               (g) Borrower or Guarantor:

                      (i) does not pay its debts as they become due or admits in writing its inability to pay its debts or makes a general assignment for the benefit of creditors; or
                      (ii) commences any case, proceeding or other action
               seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors; or
                      (iii) in any involuntary case, proceeding or other action
               commenced against it which seeks to have an order for relief entered against it, as debtor, or seeks reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, (i) fails to obtain a dismissal of such case, proceeding or other action within sixty (60) days of its commencement, or (ii) converts the case from one chapter of the Federal Bankruptcy Code to another chapter, or (iii) is the subject of an order for relief; or
                      (iv) conceals, removes, or permits to be concealed or
               removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or makes or suffers a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or makes any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or suffers or permits, while insolvent, any creditor to obtain a lien upon any of its property through legal proceedings which is not vacated within sixty (60) days from the date thereof; or
                      (v) has a trustee, receiver, custodian or other similar
               official appointed for or take possession of all or any part of its property or has any court take jurisdiction of any other of its property which remains undismissed for a period of sixty (60) days (except where a shorter period is specified in the immediately following subparagraph (vi)); or
                      (vi) fails to have discharged within a period of twenty
               (20) days any attachment, sequestration, or similar writ levied upon any property of such person; or
                      (vii) fails to pay immediately any final money judgment
               against such person.
               (h) The occurrence of any material, adverse change in the financial condition of Borrower or any Guarantor;
               (i) The sale, transfer, pledge, encumbrance or assignment of more than fifty percent (50%) in the aggregate of shares of stock issued by Borrower and from time to time outstanding in a single transaction or series of related transactions without the prior written consent of Lender;
               (j) The sale, lease, transfer, or other disposition of all or any substantial part of Borrower's assets, now or hereafter acquired (i.e., twenty percent (20%) or more in any fiscal year), or the sale, lease, transfer or other disposition of all or any substantial part of Guarantor's assets, now or hereafter acquired (i.e., thirty percent (30%) or more in any fiscal year), except that

        Borrower or Guarantor may sell nonmaterial assets no longer used or useful in its business and Borrower and Guarantor may each sell or lease other assets in the ordinary course of business as presently conducted, provided that such sale or lease shall not be for less than the fair market value of such assets or be on terms which are not commercially reasonably (and if Borrower or Guarantor is a corporation, said value or the reasonableness of such terms shall have been determined by the board of directors of such corporation in good faith and in the exercise of prudent business judgment), and provided further that such sale or lease shall not constitute or give rise to a default under any agreement to which Borrower or Guarantor is a party or by which Borrower or Guarantor is bound; or

               (k) The occurrence of any other event or condition specified in any of the Loan Documents as being a default or an event of default.

               (l) An occurrence of any event or condition which results in, or with notice or lapse of time could result in, a default in the payment of any indebtedness or performance of any obligation of Borrower to Lender.

               (m) The liquidation, termination, dissolution, or legal
                   incapacity of Borrower.

                                   ARTICLE XI
                          Rights and Remedies of Lender

        Section 11.01 Remedies Upon Default. Subject to compliance by Lender with any the requirement of notice and opportunity to cure as hereafter provided in Section 11.07 of this Agreement, upon the occurrence of an Event of Default, Lender shall have, in addition to any and all other rights, remedies and recourses available to it under any of the Loan Documents or otherwise available at law or in equity, including specifically, but without limitation, the right to declare immediately due and payable all or any part of the outstanding Obligations and accrued but unpaid interest thereon and to foreclose any and all liens and security interests securing the repayment of same, the right (a) to take exclusive possession of the Collateral, (b) to prosecute and defend all actions or proceedings relating to the Collateral, (c) to pay, settle or compromise all existing bills and claims which are or may be liens against the Collateral, (d) to execute in Borrower's name all applications, certificates and other instruments which may be required to preserve and protect the Collateral, and (e) to employ such contractors, subcontractors, agents, attorneys, accountants and inspectors as Lender may deem desirable to accomplish any of the above purposes. For these purposes, Borrower hereby constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to take any and all of the above described actions, which power of attorney shall be deemed to be coupled with an interest and shall be irrevocable. All sums expended by Lender for any of the above purposes shall be deemed to be Advances and shall be secured by the Loan Documents. With respect to each and every right of Lender enumerated in this Section 11.01, Borrower hereby expressly waives demand, presentment, notice of dishonor, notice of intent to demand or accelerate payment, notice of acceleration, diligence in collecting, grace, notice and protest, except as set forth in Section 11.07 hereof.

        Section 11.02 Cessation of Lender's Obligations. Upon the occurrence of any Event of Default hereunder or under any other Loan Document and subject to
Section 11.07 of this Agreement, all obligations (if any) of Lender hereunder, including specifically any obligation to make Advances hereunder and under the Notes, shall immediately cease and terminate.

        Section 11.03 Acceleration. Subject to Section 11.07, upon the occurrence of an Event of Default, Lender may, at its option, declare the Obligations, together with accrued but unpaid interest, immediately due and payable without notice of any kind.

        Section 11.04 Additional Remedies; Right of Set-Off. In addition to any other security required or permitted hereunder, Lender is hereby given a lien, security interest, mortgage and/or pledge for the payment of all debts and liabilities of Borrower to Lender upon all monies, securities, or other property of Borrower, now or hereafter held by Lender (including property held in deposit accounts or for safekeeping, in custodial accounts or by pledge, or any items received for collection or transmission and the proceeds thereof). Lender shall have (to the extent not prohibited or limited by statutory or common law), upon the occurrence of an Event of Default and subject to Section 11.07 of this Agreement, and provided that such Event of Default is continuing and is not waived by or remedied to the satisfaction of Lender, (i) the right to withhold payment of the balance of any deposit account (whether general or special, time or demand, provisional or final) of Borrower with Lender or pledged by any other party as Collateral for the Obligations; (ii) the right to appropriate and apply to the payment of any liabilities of the Borrower to Lender, whether or not then due, any security therefor and any monies, deposit accounts, claims, securities, or other property or proceeds thereof; (iii) the right to sell, assign, give options to purchase, and deliver the whole or any part thereof in one or more parcels, at public or private sale, at the Lender's offices, or at any exchange or brokers' board, or elsewhere, for cash, upon credit, or for future delivery, without demand, advertisement, or notice, which are hereby expressly waived by Borrower; and upon any such sale Lender may become the purchaser of any such property free from any right of redemption, which is hereby waived and released by Borrower.

        Section 11.05 Funds of Lender. Any funds of Lender used for any purpose referred to in Section 11.01 shall constitute Advances secured by the Loan Documents and, subject to Section 13.05, shall bear interest at the rate specified in the Term Note to be applicable after default thereunder and shall be payable by Borrower to Lender upon demand.

        Section 11.06 No Waiver or Exhaustion. No waiver by Lender of any of its rights or remedies hereunder, in the other Loan Documents, or otherwise, shall be considered a waiver of any other or subsequent right or remedy of Lender; no delay or omission in the exercise or enforcement by Lender of any rights or remedies shall ever be construed as a waiver of any right or remedy of Lender; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Lender.

        Section 11.07 Borrower's Right to Cure. If any nonmonetary Event of Default occurs (except as otherwise stated below), Lender shall not accelerate the Obligations, make any payments for which Borrower is primarily liable, foreclose upon or attach any assets of Borrower, or otherwise exercise any other of Lender's other rights and remedies under the Loan Documents unless it first personally delivers to Borrower or mails to Borrower written notice as set forth in Section 13.01 of such default and such default is not fully cured within thirty (30) days after such notice is so delivered or deposited in the U.S. mail, provided (i) within ten (10) days after the delivery or mailing of the notice of default Borrower commences its cure and submits to Lender in writing its plan to cure, and (ii) said cure is continuously pursued by Borrower with due diligence. If said nonmonetary Event of Default is not reasonably capable of being cured within thirty (30) days, Borrower shall have such additional time as is reasonably necessary to complete the cure, but in no event for more than sixty (60) days after the delivery or mailing of the notice of default, all provided (x) said default is in Lender's reasonable judgment curable within said period, (y) Borrower provides Lender with written, detailed progress reports at least every thirty (30) days until the cure is complete, and (z) Borrower continuously and diligently pursues said cure.

        Notwithstanding the above provisions, the cure period provided for in this Section 11.07 shall not apply in the following circumstances:

               (a) the failure of Borrower to make a monetary payment to Lender, including, without limitation, the failure of Borrower to pay any installment due on either of the Notes; or

               (b) the failure of Borrower to pay any taxes now or hereafter owing by Borrower when due which are not diligently being protested in good faith in appropriate proceedings by Borrower; or

               (c) the failure of Borrower to maintain any of the insurance required by this Agreement or any of the other Loan Documents or the failure of Borrower to pay any premium when due with respect to any such insurance; or

               (d) except as otherwise expressly permitted in this Agreement and the Security Agreement, if Borrower transfers or encumbers all or any portion of its interest in the Collateral (other than Inventory sold in the ordinary course of Borrower's business) without the required consent of Lender; or

               (e) in any circumstance when a delay in effecting a cure is, in the reasonable judgment of Lender, likely to result in any security being damaged, becoming uninsured or rendered unavailable to Lender or the value thereof being materially and adversely affected; or

               (f) any default of the same type or nature which is repeated more than once in any one (1) calendar year; or

               (g) any filing of a voluntary or involuntary petition in bankruptcy by or against Borrower, or for the appointment of a receiver or trustee of all or a portion of Borrower's property; or

               (h) any assignment for the benefit of creditors, fraudulent conveyance, or other plan or action instituted by Borrower, in any attempt to avoid the satisfaction of any lawful indebtedness; or

               (i) any waste committed to or demolition of the Collateral; or

               (j) any nonmonetary default which Lender reasonably determines is not capable of being cured within the requisite period.

        The provisions of this paragraph shall apply to all nonmonetary Events of Default under all of the Loan Documents, and unless expressly stated to the contrary in such documents, any cure period referred to therein shall be deemed to incorporate said provisions. If any of said Loan Documents are inconsistent with this Section 11.07 the latter shall be controlling, unless said other document expressly provides otherwise. Where additional notice or cure periods are provided in this or any other such documents or are required by any other contract or by law, said periods and those contained in this Section 11.07 shall run concurrently. Nothing in this Section 11.07 shall be construed as extending the term of any of the Notes or the date upon which a default occurs, and no decision to forego any remedy for any given Event of Default shall be deemed a waiver on the part of the holder hereof of any right relating to any other Event of Default. This paragraph shall be strictly construed, and shall not impair the exercise of any remedy not referred to above immediately upon any Event of Default, including, without limitation, the seeking of any mandatory or prohibitive injunction or restraining order.

        Section 11.08 Guarantor's Subordinate Linac Equipment Security Interest. Lender shall not file suit against Guarantor seeking to collect any amount owed by Guarantor under the Guaranty until after 180 days from the occurrence of a default or event of default under any of the Notes, this Agreement or any of the other Loan Documents, except that Lender shall be permitted to file such suit against Guarantor at any time after Borrower files a petition in bankruptcy or Borrower has filed against Borrower an involuntary petition in bankruptcy which involuntary bankruptcy petition is not dismissed within 60 days of the filing of the same. Nothing contained herein shall be construed to prohibit Lender from making demand for payment against Borrower, Guarantor or any other person or exercising any of Lender's other rights and remedies under any of the Notes, the Guaranty, this Agreement or any of the other Loan Documents. Guarantor shall be permitted to obtain from Borrower a subordinate security interest in the Linac Equipment provided that the terms, covenants and requirements of Section 4.7 of the Guaranty are fully complied with and provided:

               (a) the security agreement or other documents ("Guarantor's Security Agreement") creating or perfecting a security interest in the Linac Equipment in favor of Guarantor (the "Guarantor's Subordinate Linac Equipment Security Interest") expressly states that the

        Guarantor's Subordinate Linac Equipment Security Interest is subordinate and inferior in all respects to Lender's security interest in and Lender's other rights with respect to the Linac Equipment and the other Collateral;

               (b) the Guarantor's Subordinate Linac Equipment Security Interest and Guarantor's Security Agreement is subordinate and inferior in all respects to Lender's security interest in and Lender's other rights with respect to the Linac Equipment and the other Collateral and Guarantor's Subordinate Linac Equipment Security Interest and Guarantor's Security Agreement shall secure only amounts hereafter owing by Borrower to reimburse Guarantor for any amounts paid by Guarantor to Lender under the Guaranty;

               (c) the Guarantor's Security Agreement and all financing statements filed to perfect the Guarantor's Subordinate Linac Equipment Security Interest and Guarantor's Security Agreement in the Linac Equipment shall grant a security interest in only the Linac Equipment and Guarantor shall obtain no other lien or security interests in any of the other assets of Borrower;

               (d) Guarantor shall not enter into Guarantor's Security Agreement until (i) Lender shall have approved the form and substance of the Guarantor's Security Agreement and each financing statement filed or to be filed with respect thereto and (ii) Guarantor shall have executed and delivered to Lender a subordination agreement acceptable to Lender to further subordinate the Guarantor's Security Agreement and the Guarantor's Subordinate Linac Equipment Security Interest to all liens and security interests now or hereafter obtained by Lender in the Linac Equipment and the other Collateral;

               (e) Guarantor agrees not to foreclose or to take any other action to enforce (and Guarantor's Security Agreement shall expressly provide that Guarantor shall not foreclose or enforce) Guarantor's Subordinate Linac Equipment Security Interest or Guarantor's other rights and remedies under the Guarantor's Security Agreement or with respect to the Linac Equipment without the prior written consent of Lender, which may be granted or denied in Lender's sole discretion;

               (f) Upon the sale of any of the Linac Equipment, Guarantor shall release and terminate Guarantor's Subordinate Linac Equipment Security Interest and all financing statements filed with respect thereto upon the written request of Lender;

               (g) Guarantor agrees in writing to release and terminate the Guarantor's Subordinate Linac Equipment Security Interest and all financing statements filed with respect thereto (and Guarantor's Security Agreement shall expressly provide for the automatic release and termination of Guarantor's Subordinate Linac Equipment Security Interest) upon the earlier of any of the following to occur: (i) 90 days has elapsed from the occurrence of a default or event of default under any of the Notes, this Agreement or any of the other Loan Documents and a fully executed bona fide contract is not then in existence (or a copy thereof has not been delivered to Lender) from an unrelated third party for the purchase of the Linac Equipment from Borrower for a purchase price of at least $10,000,000.00 in cash to be applied first toward payment of the Obligations until the same are fully and finally paid;
        (ii) 180 days has elapsed from the occurrence of a default or event of default under any of the Notes, this Agreement or any of the other Loan Documents and the Linac Equipment has not been sold by Borrower to an unrelated third party for at least $10,000,000.00 in cash or all of such sale proceeds (after payment of reasonable and customary closing costs) have not been applied first toward payment of the Obligations until the same are fully and finally paid; (iii) the date Borrower files a petition in bankruptcy or (iv) the date Borrower has an involuntary petition in bankruptcy filed against Borrower which involuntary bankruptcy petition is not dismissed within 60 days; and

In order to permit Borrower and Guarantor additional time to sell the Linac Equipment upon the occurrence of an Event of Default, Lender agrees not to foreclose Lender's security interest in any of the Linac Equipment until after the earlier of any of the following to occur: (i) 90 days has elapsed from the occurrence of a default or event of default under any of the Notes, this Agreement or any of the other Loan Documents and a fully executed bona fide contract is not in existence (or a copy thereof has not been delivered to Lender) from an unrelated third party for the purchase of the Linac Equipment from Borrower for a purchase price of at least $10,000,000.00 in cash to be applied first toward payment of the Obligations until the same are fully and finally paid or (ii) 180 days has elapsed from the occurrence of a default or event of default under any of the Notes, this Agreement or any of the other Loan Documents and all of the Linac Equipment has not been sold by Borrower to an unrelated third party for at least $10,000,000.00 in cash or all of such sale proceeds (after payment of reasonable and customary closing costs) have not been applied first toward payment of the Obligations until the same are fully and finally paid. Nothing contained herein shall be construed to prohibit or impair Lender from making demand for payment of any of the Loan or the other Obligations on Borrower, Guarantor or any other person, foreclosing at any time Lender's liens and security interests against any of the Collateral other than the Linac Equipment, giving and posting notices or advertisements at any time of foreclosure of any of the Collateral including the Linac Equipment or Lender at any time exercising Lender's other rights and remedies under any of the Notes, the Guaranty, this Agreement or any of the other Loan Documents. Additionally, nothing contained in this Section 11.08 or Section 4.7 of the Guaranty shall be construed to (i) permit the sale of any of the Linac Equipment without the prior written consent of Lender or (ii) impair, affect or limit any of Lender's rights or remedies under the Guaranty and the other Loan Documents other than Lender's agreement set forth in this Section 11.08 to temporarily forbear from filing suit on the Guaranty and from foreclosing on the Linac Equipment but only to the extent and for the time periods expressly set forth in this Section 11.08.

                                   ARTICLE XII
                               Hazardous Materials

        Section 12.01 Definitions. For the purposes of this Loan Agreement, Borrower and Lender agree that, unless the context otherwise specifies or requires, the following terms shall have the meaning herein specified:
               (a) "Hazardous Materials" shall mean (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C.
        Section 6901 et seq.), as amended from time to time, and regulations promulgated thereunder; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.) ("CERCLA"), as amended from time to time, and regulations promulgated thereunder; (c) asbestos; (d) polychlorinated biphenyls; (e) underground storage tanks, whether empty, filled or partially filled with any substance; (f) any substance the presence of which on or around the Collateral is prohibited by any governmental authority; and (g) any other substance which any governmental authority requires special handling or notification of any federal, state or local governmental entity in its collection, storage, treatment, or disposal.
               (b) "Hazardous Materials Contamination" shall mean the contamination (whether presently existing or hereafter occurring) of the Collateral, facilities, soil, groundwater, air or other elements on or around the Collateral by Hazardous Materials, or the contamination of the buildings, facilities, soil, groundwater, air or other elements on or of any other property as a result of Hazardous Materials at any time (whether before or after the date of this Loan Agreement) emanating from the Collateral.
        Section 12.02 Borrower's Warranties. Borrower hereby represents and warrants that:
               (a) No Hazardous Materials are now located on or around the Collateral, except in full compliance with all applicable law, and neither Borrower nor, to Borrower's knowledge, any other person has ever caused or permitted any Hazardous Materials to be placed, held, located or disposed of on, under or around the Collateral or any part thereof, except in full compliance with all applicable law;
               (b) No part of the Collateral is being used or, to the knowledge of Borrower, has been used at any previous time for the disposal, storage, treatment, processing or other handling of Hazardous Materials, except in full compliance with all applicable law, nor is any part of the Collateral affected by any Hazardous Materials Contamination, except in full compliance with all applicable law;
               (c) No investigation, administrative order, consent order and agreement, litigation or settlement with respect to Hazardous Materials or Hazardous Materials Contamination is proposed, threatened, anticipated or in existence with respect to the Collateral.
        Section 12.03 Borrower's Covenants. Borrower agrees to (a) give notice to Lender immediately upon Borrower's acquiring knowledge of the presence of any Hazardous Materials on or around any of the Collateral in violation of applicable law or of any Hazardous Materials Contamination in violation of applicable law with a full description thereof; (b) promptly comply with any governmental requirements requiring the removal, treatment or disposal of such Hazardous Materials or Hazardous Materials Contamination and provide Lender with satisfactory evidence of such compliance; and (c) provide Lender, within thirty
(30) days after demand by Lender, with a bond, letter of credit or similar financial assurance evidencing to Lender's satisfaction that the necessary funds are available to pay the cost of removing, treating and disposing of such Hazardous Materials or Hazardous Materials Contamination and discharging any assessments which may be established on or around any of the Collateral as a result thereof.
        Section 12.04 Site Assessments. Lender (by its officers, employees and agents) at any time and from time to time, either prior to or after the occurrence of an Event of Default, may contract for the services of persons (the "Site Reviewers") to perform environmental site assessments ("Site Assessments") on or around the Collateral for the purpose of determining whether there exists on or around the Collateral any environmental condition which could reasonably be expected to result in any liability, cost or expense to the owner, occupier or operator of such Collateral arising under any state, federal or local law, rule or regulation relating to Hazardous Materials. The Site Assessments may be performed at any time or times, upon reasonable notice, and under reasonable conditions established by Borrower which do not impede the performance of the Site Assessments. After the date of this Agreement, Lender will require Site Assessments only if Lender in good faith believes that there may be Hazardous Material Contamination on or around any of the Collateral and Lender will not require such Site Assessments to be performed more than once a year except that Lender shall be permitted to cause to be performed follow up Site Assessment(s), at any time if any Site Assessment recommends that such follow up site Assessment(s) be performed. The Site Reviewers are hereby authorized to enter upon the Collateral for such purposes. The Site Reviewers are further authorized to perform both above and below the ground testing for environmental damage or the presence of Hazardous Materials on or around the Collateral and such other tests on the Collateral as may be necessary to conduct the Site Assessments in the reasonable opinion of the Site Reviewers. Borrower will supply to the Site Reviewers such historical and operational information regarding the Collateral as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments and will make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. On request, Lender shall make the results of such Site Assessments fully available to Borrower, which (prior to an Event of Default) may at its election participate under reasonable procedures in the direction of such Site Assessments and the description of tasks of the Site Reviewers. The cost of performing such Site Assessments shall be paid by Borrower upon demand of Lender and any such obligations shall accrue interest at the maximum nonusurious rate and shall be Obligations secured by the Loan Documents.
        Section 12.05 Indemnification. Regardless of whether any Site Assessments are conducted hereunder, if any Event of Default shall have occurred and be continuing or any remedies in respect of the Collateral are exercised by Lender, Borrower shall defend, indemnify and hold harmless Lender and Trustee from any and all liabilities (including strict liability), actions, demands, penalties, losses, costs or expenses (including, without limitation, attorneys' fees and expenses, and remedial costs), suits, costs of any settlement or judgment and claims of any and every kind whatsoever which may now or in the future be paid, incurred or suffered by or asserted against Lender or Trustee by any person or entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence on, under or around, or the escape, seepage, leakage, spillage, discharge, emission or release from the Collateral of any Hazardous Materials or any Hazardous Materials Contamination or arise out of or result from the environmental condition of the Collateral or the applicability of any governmental requirements relating to Hazardous Materials (including, without limitation, CERCLA or any federal, state or local so-called "Superfund" or "Superlien" laws, statute, law, ordinance, code, rule, regulation, order or decree), regardless of whether or not caused by or within the control of Borrower or Lender, except for any of the same caused by the gross negligence or willful misconduct of Lender. The representations, covenants, warranties and indemnifications contained in this Section 12 shall survive the full and final payment of all Obligations.
        Section 12.06 Lender's Right to Remove Hazardous Materials. Lender shall have the right but not the obligation, prior or subsequent to an Event of Default, without in any way limiting Lender's other rights and remedies under this Loan Agreement, to enter onto the Collateral or to take such other actions as it deems necessary or advisable to clean up, remove, resolve or minimize the impact of, or otherwise deal with any Hazardous Materials or Hazardous Materials Contamination on or around the Collateral following a recommendation for such action from any Site Reviewer. Lender shall use good faith efforts to cause any such clean up or removal by Lender of Hazardous Materials or Hazardous Materials Contamination to be done in compliance with all state and federal applicable law. All costs and expenses paid or incurred by Lender in the exercise of any such rights shall be part of the Obligations secured by the Loan Documents and shall be payable by Borrower upon demand.

                                  ARTICLE XIII
                                  Miscellaneous

        Section 13.01 Notices. All notices or other communications required or permitted to be given pursuant to the provisions of this Agreement shall be in writing and shall be considered properly given (a) as of the date of delivery if personally delivered, (b) the third day after deposit into the care and custody of the United States Postal Service, if mailed by first class United States mail, postage prepaid, by registered or certified with return receipt requested,
(c) as of the date of transmission if sent by telecopy or facsimile with a copy thereof being also sent on the same date by regular United States mail or (d) as of the first business day after the date of deposit with a nationally recognized overnight courier if sent by overnight delivery. Notice given in any other manner shall be effective only if and when received by the addressee. For purposes of notice, the addresses of the parties shall be as set forth below the signature lines at the end of this Agreement;

provided, however, that either party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of 30 days' written notice to the other party in the manner set forth hereinabove.

        Section 13.02 Waiver. Any failure by Lender to insist, or any election by Lender not to insist, upon Borrower's strict performance of any of the terms, provisions or conditions of the Loan Documents shall not be deemed to be a waiver of same or of any other term, provision or condition thereof; and Lender shall have the right at any time thereafter to insist upon strict performance by Borrower of any and all of same. Specifically, no Advance by Lender when there exists an Event of Default under Article X hereinabove shall in any way preclude Lender from thereafter declaring such failure to comply to be an Event of Default hereunder.

        Section 13.03 Survival. The representations, warranties and covenants of Borrower contained in this Agreement shall survive the Closing.

        Section 13.04 Participations. Lender may, at any time, sell, transfer, assign or grant participations in the loans described in or evidenced by this Agreement; and Lender may forward to each participant and prospective participant all documents and information relating to such loan, whether furnished by Borrower or otherwise, as Lender determines necessary or desirable.

        Section 13.05 Limitations on Interest. All agreements between Lender and Borrower, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand for payment or acceleration of the maturity hereof or otherwise, shall the interest contracted for, charged or received by Lender exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to Lender in excess of the maximum lawful amount, the interest payable to Lender shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance Lender shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal obligation and not to the payment of interest, or if such excessive interest exceeds the principal obligation such excess shall be refunded to the undersigned. All interest paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between Lender and Borrower.

        Section 13.06 Applicable Law. This Agreement and the Loan Documents shall be governed by and construed in accordance with the laws of the State of Texas and the laws of the United States applicable to transactions within the State of Texas. Borrower and Lender stipulate and agree that any action, suit or proceeding brought to enforce any obligation or covenant under this Agreement or the Loan Documents or otherwise with respect to any of the Loan, this Agreement or any of the other Loan Documents shall be brought exclusively in Hidalgo County, Texas, it being stipulated and agreed that such County is the exclusive County for venue for any such suit or proceeding.

        Section 13.07 Rights, Remedies and Recourses Cumulative. All rights, remedies and recourses afforded Lender in the Loan Documents or otherwise available at law or in equity, including specifically, but without limitation, those granted by the Uniform Commercial Code in effect in the State of Texas (a) shall be deemed cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Borrower or anyone else obligated under any or all of the Loan Documents, or against any property secured by the Loan Documents, or against any one or more of them, at the sole discretion of Lender,
(c) may be exercised as often as the occasion therefor shall arise, it being understood by Borrower that the exercise, failure to exercise or election not to exercise any of the same shall in no event be construed as a waiver of same or of any other right, remedy or recourse available to Lender and (d) are intended to be, and shall be, nonexclusive.

        Section 13.08 Severability. If any provision hereof or of any of the other Loan Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the application of such provision to any other person or circumstance nor the remainder of the instrument in which such provision is contained shall be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

        Section 13.09 Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and the Loan Documents and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement, the Loan Documents or any amendments or exhibits hereto.

        Section 13.10 Modification. This Agreement and any obligation undertaken herein shall not be amended, waived, discharged or terminated orally but only by an instrument executed by the party against which enforcement of the amendment, waiver, discharge or termination is sought, which instrument may be in the form of a letter agreement.

        Section 13.11 Lender's Discretion. In any instance under this Agreement or any other of the Loan Documents (including any Exhibits, Schedules, Annexes or Addenda hereto or thereto) where Lender's approval or consent is required or where a requirement may be made by Lender, the granting or denial of such approval or consent or the making of any such requirement by Lender shall be made in the sole discretion of Lender, exercised in good faith.

        Section 13.12 No Third Party Beneficiary. This Agreement is for the sole benefit of Lender and Borrower and is not for the benefit of any third party.

        Section 13.13 Borrower In Control; No Partnership. In no event shall Lender's rights and interests under the Loan Documents be construed to give Lender the right to, or be deemed to indicate that Lender is in control of, the business, management or properties of Borrower or to indicate that Lender has power over the daily management functions and operating decisions made by Borrower. Nothing contained herein or in any of the other Loan Documents shall be construed as creating a joint venture, partnership, tenancy-in-common or joint tenancy arrangement between Lender and Borrower. The relationship of Lender and Borrower is and at all times shall be solely that of debtor and creditor.

        Section 13.14 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, legal representatives and assigns. However, Borrower shall not assign or encumber this Agreement or any rights herein, it being expressly understood and agreed that Borrower's rights hereunder are not assignable.

        Section 13.15 Number and Gender. Whenever used herein, the singular number shall include the plural and the plural the singular, and the use of any gender shall be applicable to all genders. The duties, covenants, obligations, and warranties of Borrower in this Agreement shall be joint and several obligations of Borrower and of each Borrower if more than one.

        Section 13.16 Captions. The captions, headings, and arrangements used in this Agreement are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

        Section 13.17 Time of the Essence. Time is of the essence with respect to each and every matter pertaining to performance under this Agreement and of each provision hereof.

        Section 13.18 Executed Copies. This Agreement may be executed in any number of counterpart copies, each of which counterparts shall be deemed an original for all purposes.

        EXECUTED and DELIVERED as of the date first recited above.

                               Lender:

                               TEXAS STATE BANK



                               By:-----------------------------------------
                                  Name:------------------------------------
                                  Title:-----------------------------------
                                  Address of Lender:  3900 North 10th Street
                                                      McAllen, Texas 78501
                                  Lender's Fax No:    (956) 631-1892


                               Borrower:

                               INTERNATIONAL ISOTOPES INC.



                               By:-----------------------------------------
                                  Ira Lon Morgan
                                  Chairman of the Board and Treasurer



                               By:-----------------------------------------
                                  Name:------------------------------------
                                  Title:-----------------------------------

                                  Address of Borrower: 3100 Jim Christal Road
                                                       Denton, Texas 76207
                                  Borrower's Fax No:   (940) 484-0877

                                    EXHIBIT A

TRACT 1:

BEING all that certain tract or parcel of land lying and being situated in the MARY AUSTIN SURVEY, Abstract No. 4, Denton County, Texas and being part of a tract as described in a deed to Dan Tec Properties, Inc., recorded in Volume 2471, Page 572, Real Property Records of Denton County, Texas and being more particularly described by metes and bounds in Exhibit A-1 attached hereto and made a part hereof;


TRACT 2:

BEING a 1.6728 acre tract in the MARY L. AUSTIN SURVEY, Abstract 4, City of Denton, Denton County, Texas, being part of a (called) 2.724 acre tract as described in a deed from Jewell M. Owen Parham to Terrano Realty, Inc., dated December 12, 1994, recorded in County Clerk's File Number 94-R0091127, Real Property Records, Denton County, Texas and being more particularly described by metes and bounds in Exhibit A-2 attached hereto and made a part hereof;


TRACT 3:

BEING Lot 1, Block 1, of HARLEY ADDITION, an Addition to the City of Denton, Denton County, Texas, according to the Plat thereof recorded in Cabinet B, Slide 103, of the Map Records of Denton County, Texas; and


TRACT 4:

BEING 115.00 acres of land, more or less, out of the W. S. Estes Survey, Abstract No. 337 and the George M. Casey Survey, Abstract No. 245, Ellis County, Texas, and being that same property described in that certain Deed from the State of Texas to International Isotopes Inc. dated February 24, 1998, recorded at Volume 1431, Page 206, Official Public Records of Ellis County, Texas, and being more particularly described by metes and bounds in Exhibit A-4 attached hereto and made a part hereof for all purposes.

                                   EXHIBIT A-1

A 20.000 ACRE TRACT OF LAND IN THE MARY L. AUSTIN SURVEY, ABSTRACT No. 4, CITY AND COUNTY OF DENTON, TEXAS, AND BEING PART OF A TRACT OF LAND DESCRIBED IN A DEED TO DEN TEC PROPERTIES, INC., RECORDED IN VOLUME 2471, PAGE 572, REAL PROPERTY RECORDS, DENTON COUNTY, TEXAS, AND BEING MORE PARTICULARLY DESCRIBED AS
FOLLOWS:

COMMENCING AT A FOUND 1/2 INCH IRON ROD NEAR A CROSS TIE POST AT THE SOUTHEAST CORNER OF SAID DEN TEC PROPERTIES, INC., TRACT WHICH IS THE SOUTHWEST CORNER OF A TRACT OF LAND DESCRIBED IN A DEED TO TERRANO REALTY, INC., RECORDED UNDER COUNTY CLERK'S FILE No. 96-R0010141, REAL PROPERTY RECORDS, DENTON COUNTY, TEXAS, AND BEING THE NORTHEAST CORNER OF A TRACT DEEDED TO THE COUNTY OF DENTON, RECORDED IN VOLUME 407, PAGE 472, DEED RECORDS, DENTON COUNTY, TEXAS;

THENCE NORTH 89 DEGREES 39 MINUTES 11 SECONDS WEST WITH THE SOUTH LINE OF SAID DEN TEC PROPERTIES INC., TRACT, AND THE NORTH LINE OF SAID DENTON COUNTY TRACT, A DISTANCE OF 666.81 FEET TO THE POINT OF BEGINNING OF THE HEREIN DESCRIBED TRACT;

THENCE NORTH 89 DEGREES 39 MINUTES 11 SECONDS WEST WITH THE SOUTH LINE OF SAID DEN TEC PROPERTIES INC., TRACT, AND THE NORTH LINE OF SAID DENTON COUNTY TRACT, A DISTANCE OF 735.61 FEET TO A FOUND 1/2 INCH IRON ROD;

THENCE NORTH 01 DEGREES 42 MINUTES 15 SECONDS EAST, A DISTANCE OF 944.75 FEET TO A FOUND 1/2 INCH IRON ROD ON THE SOUTH RIGHT-OF-WAY OF A PROPOSED ROAD;

THENCE NORTH 37 DEGREES 22 MINUTES 09 SECONDS EAST WITH THE SOUTH RIGHT-OF-WAY OF SAID ROAD, A DISTANCE OF 117.02 FEET TO A FOUND 1/2 INCH IRON ROD AT THE BEGINNING OF A CURVE TO THE RIGHT;

THENCE WITH SAID CURVE TO THE RIGHT, HAVING A CENTRAL ANGLE OF 43 DEGREES 24 MINUTES 15 SECONDS, A RADIUS OF 450.00 FEET, AND AN ARC LENGTH OF 340.96 FEET, A CHORD WHICH BEARS NORTH 59 DEGREES 04 MINUTES 32 SECONDS EAST, A DISTANCE OF
332.86 FEET TO A FOUND 1/2 INCH IRON ROD ON THE SOUTH RIGHT-OF-WAY OF SAID PROPOSED ROAD;

THENCE NORTH 80 DEGREES 46 MINUTES 54 SECONDS EAST WITH THE SOUTH RIGHT-OF-WAY OF SAID PROPOSED ROAD, A DISTANCE OF 393.98 FEET TO A FOUND 1/2 INCH IRON ROD;

THENCE SOUTH 01 DEGREES 42 MINUTES 15 SECONDS WEST, A DISTANCE OF 1276.53 FEET TO THE POINT OF BEGINNING AND CONTAINING IN ALL 20.000 ACRES OF LAND.

                                   EXHIBIT A-2

ALL THAT CERTAIN TRACT OR PARCEL OF LAND LYING AND BEING SITUATED IN THE MARY AUSTIN SURVEY, ABSTRACT NUMBER 4, DENTON COUNTY, TEXAS, AND BEING ALL OF A CERTAIN (CALLED) 1.6728 ACRE TRACT AS DESCRIBED IN A DEED RECORDED UNDER COUNTY CLERK FILE NUMBER 97-R0033573 REAL PROPERTY RECORDS, DENTON COUNTY, TEXAS, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A FOUND 1/2 INCH IRON ROD AT THE NORTHWEST CORNER OF SAID TERRANO REALTY, INC. TRACT, ON THE SOUTH RIGHT-OR-WAY OF SPENCER ROAD, ON THE EAST RIGHT-OF-WAY OF WOODROW LANE;

THENCE ALONG THE ARC OF A CURVE TO THE RIGHT, HAVING A CENTRAL ANGLE OF 37 DEGREES 37 MINUTES 18 SECONDS, A RADIUS OF 470.09 FEET, AN ARC LENGTH OF 308.67 FEET, WITH A CHORD OF SOUTH 71 DEGREES 06 MINUTES 03 SECONDS EAST, 303.16 FEET, TO A FOUND 1/2 INCH IRON ROD, ON THE SOUTH RIGHT-OF-WAY OF SPENCER ROAD, ON THE NORTH LINE OF SAID TERRANO REALTY, INC. TRACT;

THENCE SOUTH 53 DEGREES 42 MINUTES 41 SECONDS EAST WITH THE NORTH LINE OF SAID TERRANO REALTY, INC. TRACT, AND THE SOUTH RIGHT-OF-WAY OF SPENCER ROAD, A DISTANCE OF 196.87 FEET TO A SET 1/2 INCH IRON ROD, SAID ROD BEING AT THE NORTHWEST CORNER OF A TRACT OF LAND DESCRIBED IN A DEED TO THE CITY OF DENTON, TEXAS, RECORDED IN COUNTY CLERK'S FILE NUMBER 96-R0010140, REAL PROPERTY RECORDS, DENTON COUNTY, TEXAS;

THENCE SOUTH 20 DEGREES 08 MINUTES 39 SECONDS WEST WITH THE EAST LINE OF SAID TERRANO REALTY, INC. TRACT, AND THE WEST LINE OF SAID CITY OF DENTON TRACT, A DISTANCE OF 134.16 FEET TO A SET 1/2 INCH IRON ROD, AT THE SOUTHWEST CORNER OF SAID CITY OF DENTON TRACT, ON THE NORTH LINE OF A TRACT OF LAND DESCRIBED IN A DEED FROM MISSOURI PACIFIC RAILROAD COMPANY TO THE CITY OF DENTON, TEXAS, RECORDED IN COUNTY CLERK'S FILE NUMBER 93-R0058185, REAL PROPERTY RECORDS, DENTON COUNTY, TEXAS;

THENCE NORTH 62 DEGREES 06 MINUTES 37 SECONDS WEST, WITH THE SOUTH LINE OF SAID TERRANO REALTY, INC. TRACT, AND THE NORTH LINE OF SAID RAILROAD TRACT, A DISTANCE OF 451.87 FEET TO A FOUND 1/2 INCH IRON ROD, ON THE EAST RIGHT-OF-WAY OF WOODROW LANE, ON THE WEST LINE OF SAID TERRANO REALTY, INC. TRACT;

THENCE NORTH 00 DEGREES 02 MINUTES 25 SECONDS EAST WITH THE WEST LINE OF SAID TERRANO REALTY, INC. TRACT, AND THE EAST RIGHT-OF-WAY OF WOODROW LANE, A DISTANCE OF 129.29 FEET TO THE POINT OF BEGINNING AND CONTAINING IN ALL 1.6728 ACRES OF LAND.

                                   EXHIBIT A-4

Being 115.00 acres of land situated in the W. S. Estes Survey, Abstract No. 337 and the George M. Casey Survey, Abstract No. 245, Ellis County, Texas. Said
115.00 acres being composed of the following tracts, SSC Parcel No. 86C, a
168.002 acre tract described in a deed dated 1/11/91 and recorded in Volume 852, Page 154 of the Deed Records of Ellis County, Texas (DRECT), SSC Parcel No. 106C, is 42.769 acre tract described in a deed dated 4/7/92 and recorded in Volume 916, Page 721 of the DRECT, SSC Parcel No. 623, a 22.169 acre tract described in a deed dated 2/21/91 and recorded in Volume 855, Page 168 of the DRECT and SSC Parcel No. 622 a called 17.873 acre tract described in a deed dated 2/26/91 and recorded in Volume 855, Page 466 of the DRECT. All bearings and coordinates are based on the Texas State Plane Coordinate System, North Central Zone, NAD 1983, and based on the position of SSC Monument No. 152, having coordinates of N= 6,811,283.69 and E= 2,452,899.81 and a combined scale factor of 0.99992448. This 115.00 acre tract is more particularly described as follows,

Beginning at a 5/8" iron rod set for the Northwest corner of this herein described tract said 5/8" iron rod bears S 75(Degree) 41' 55" E, 42.37 feet from a 1/2" iron rod found for the centerline intersection of Old Maypearl Road and Beardon Road said 1/2" iron rod being in the south line of SSC Parcel No. 88B, a called 96.675 acre tract described in a deed dated 1/11/91 and recorded in Volume 852, Page 148 of the DRECT and is the Northeast corner of SSC Parcel No. 86B, a 45.604 acre tract described in a deed dated 1/11/91 and recorded in Volume 852, Page 154 of the DRECT and is also the Northwest corner of the said SSC Parcel No. 86C. This beginning point is at a Thirty (30) foot offset south and east from the centerlines of Old Maypearl and Beardon Roads respectively and has coordinates of N= 6805456.86 and E= 2451944.26.

Thence North 59(Degree) 13' 24" East, a distance of 1460.89 feet with said Thirty (30) foot offset southeast from the centerline of Old Maypearl Road to a 5/8" iron rod set for the most northerly Northeast corner of this herein described tract.

Thence South 29(Degree) 57' 41" East, a distance of 1699.36 feet leaving said Thirty (30) foot offset to Old Maypearl Road and crossing said SSC Parcel No. 86C to a 5/8" iron rod set for an interior ell corner of this herein described tract.

Thence North 59(Degree) 50' 18" East, a distance of 1873.55 feet continuing across said SSC Parcel No. 86C and at 1233.27 feet crossing the centerline of an abandoned county road formerly known as Bethel Church Road and leaving said SSC Parcel No. 86C and entering said SSC Parcel No. 623 and leaving said SSC Parcel No. 623 at 1770.13 feet and entering said SSC Parcel No. 622 to a 5/8" iron rod set at a Sixty (60) foot offset from the centerline of a new road. This 5/8" iron rod is on the proposed 120' ROW of this new road.

Thence South 15(Degree) 07' 39" East, a distance of 832.24 feet with the proposed West ROW of the said new road leaving said SSC Parcel No. 622 at 122.01 feet and entering SSC Parcel No. 106C, a called 42.769 acre tract described in a deed dated 4/7/92 and recorded in Volume 916, Page 721 of the DRECT to a 5/8" iron rod set for the most easterly southeast corner of this herein described tract. Said 5/8" iron rod being on the proposed 120' ROW of the said new road and being in the north line of the said SSC Parcel No. 38B and the south line of SSC Parcel No. 106C.

Thence South 59(Degree) 08' 46" West, a distance of 398.25 feet to a 5/8" iron rod set for an angle point of this herein described tract, said 5/8" iron rod being in the south line of the said SSC Parcel No. 106C. This 5/8" iron rod bears N 58(Degree) 48'47" E, 13.31 feet from a 5/8" iron rod found for the southwest corner of the said SSC Parcel No. 106C.

Thence South 60(Degree) 22' 49" West, a distance of 2694.67 feet crossing said SSC Parcel No. 106C and passing at 13.31 feet, 0.36' left, a 5/8" iron rod found for the southwest corner of said SSC Parcel No. 106C and the northwest corner of SSC Parcel No. 38B and leaving said SSC Parcel No. 106C at 13.31 feet and entering said SSC Parcel No. 86C continuing across SSC Parcel No. 86C to a 5/8" iron rod set at the Southwest corner of this herein described tract. Said 5/8" iron rod being at a Thirty (30) foot offset from the centerline of Beardon Road and bears N 21(Degree) 50' 12" W, 196.45 feet from a 1/2" iron rod found for the Southwest corner of said SSC Parcel No. 86C.

Thence North 30(Degree) 37' 14" West, a distance of 2466.82 feet with the Thirty
(30) foot offset east from the centerline of Beardon Road to the Point of Beginning containing 115.00 acres of land.

                                          EXHIBIT B

                                  [Example of Draw Request]

                                         DRAW REQUEST


                                                 Date:  ____________________

Texas State Bank
3900 North 10th Street
McAllen, Texas  78501

Re: Revolving Line of Credit Promissory Note dated October ____, 1998 in the original principal amount of Five Million and 00/100 Dollars ($5,000,000.00)

Gentlemen:

        International Isotopes Inc. (the "Borrower") and Texas State Bank (the "Lender") have entered into that certain Loan Agreement (the "Loan Agreement" or "Agreement") dated October ____, 1998. Any capitalized terms used in this Draw Request and the attached Borrowing Base Certificate shall have the same meaning assigned to them in the Loan Agreement unless otherwise specified herein. A Borrowing Base Certificate and Accounts Receivable Report are attached hereto and made a part hereof for all purposes.

        The undersigned hereby certifies, warrants and represents that:

        A. We are the appointed and acting Chief Executive Officer and Chief Financial Officer of Borrower.

        B. The attached Borrowing Base Certificate and Accounts Receivable Report have been made under our supervision and accurately reflect the Borrowing Base as of the date specified.

        C. As of the date of this Draw Request, the Borrowing Base and availability of funds under the Revolving Note is as follows:

               Date of Draw Request _____________________

               Principal Balance of Revolving Note           $________________

               Advance Requested in this Draw Request        $________________

               Loan Principal Balance after Advance
               Requested in this Draw Request                $________________



               Present Borrowing Base                        $________________

               Less Loan Principal Balance after Advance
               Requested in this Draw Request                $________________

               Excess (Availability or [Deficit]
               (Mandatory Prepayment)                        $________________



        D. The sum of the outstanding principal balance of the Revolving Note, plus the amount of the Advance requested in this Draw Request does not exceed the lesser of the face amount of the Revolving Note or the amount of the Borrowing Base as of the date on which this Draw Request is made.

        E. A review of Borrower's activities indicate Borrower is in full compliance with all terms and conditions of the Loan Agreement and the other Loan Documents and no event of default exists under any of the Loan Agreement and the other Loan Documents and no event has occurred and no condition exists which, with the lapse of time or notice or both, could become an event of default under any of the Loan Agreement or the other Loan Documents.

        F. The representations and warranties made by Borrower in each of the Loan Agreement and the other Loan Documents and any other document executed and delivered in connection herewith are hereby remade by Borrower as of the date hereof and are true and correct in all material respects as of the date hereof.

        G. The consummation of the Advance requested herein will not violate or contravene any applicable provision of any law or any regulation, demand, decree, order, writ, or injunction of any Tribunal.

        H. No legal proceeding is pending or threatened against Borrower by or before any Tribunal which might have a material adverse effect upon the business, operations or financial condition of Borrower.

        I. All conditions precedent to the obligations of Lender to make the Advance requested herein have been complied with including, without limitation, those set forth in Sections 2.04 and 4.01 of the Loan Agreement.

        We certify that the foregoing and the attached reports are true and correct in all material respects. Accordingly, an Advance in the amount of $___________ is hereby requested to be made under and pursuant to the Revolving Note and the Loan Agreement. Please credit the Borrower's Operating Account Number ____________ at Lender with the Advance.

                     International Isotopes Inc.



                     By: ___________________________________
                         Ira Lon Morgan
                         Chairman of the Board and Treasurer



                     By: ___________________________________
                          Name:   _____________________
                          Title: _____________________

                           BORROWING BASE CERTIFICATE

                           ACCOUNTS RECEIVABLE REPORT
                          AS OF ______________________


        ACCOUNTS RECEIVABLE                                  $_______________

        1.     Less accounts not invoiced                   ($_______________)

        2.     Less  (i)     Invoices Outstanding
                             75 days or more                ($_______________)

                    (ii)     Invoices in Dispute            ($_______________)

                   (iii)     Inter Company and Related      ($_______________)

               Eligible Accounts Receivable                  $_______________


        BORROWING BASE CALCULATION

        Total Borrowing Base:
        75% of Eligible Accounts Receivable                  $_______________


        Attached hereto is an accounts receivable report summarizing the outstanding accounts receivable of International Isotopes Inc. as of _______________________, which summary is hereby certified by the undersigned to be true and correct in all material respects.


                    International Isotopes Inc.



                    By: ____________________________________
                        Ira Lon Morgan
                        Chairman of the Board and Treasurer



                    By: ____________________________________
                        Name: ______________________
                        Title: ______________________

                                SCHEDULE 1.01(r)



                       [Description of Certain Equipment]

                                SCHEDULE 1.01(s)



                         [Equipment Available For Sale]

                                SCHEDULE 1.01(dd)



                                [Linac Equipment]

                                  SCHEDULE 6.10



        On April 24, 1998, International Isotopes Inc. ("I(3)") acquired Mac Isotopes, Inc. from its parent corporation, MACTEC, Inc., and then merged MAC Isotopes into International Isotopes Idaho Inc. ("I(4)"), a Texas corporation and newly formed subsidiary of I(3). I(4) assumed MAC Isotopes' exclusive five year long-term contract, with an option to renew for three additional years, for the utilization of the U.S. Department of Energy Advanced Test Reactor facility located near Idaho Falls, Idaho. As the parent of I(4), I(3) was required to guarantee the obligations of I(4) under such contract with Lockheed Martin Idaho Technologies Company, the operator of the Advanced Test Reactor facility.

                                  SCHEDULE 7.24

                     List of Material Contracts Outstanding
                     --------------------------------------

                                                                                                                       Contract
         Contract Type                  Vendor                Date                      Description                     Amount
         -------------                  ------                ----                      -----------                     ------

Equipment Construction           CEC Modulators             01/13/98      Linac Klystron Modulators                  $1,650,813.00

Equipment Construction           Alphatech                  02/10/98      Linac Beam Line Magnets                      $704,295.00

Equipment Construction           Maxwell P/S                01/08/98      Klystron Power Supplies                      $396,000.00

Equipment Construction           Maxwell Int.               02/13/98      Klystron Power Supplies                      $130,000.00

Equipment Purchase               VonGahlen                  01/23/98      Linac Facility Hot Cells                     $990,500.00

Real Estate Construction         Andres Construction        11/03/97      Linac Facility Construction

Real Estate Construction         Remodeling Plus            04/10/98      Cyclotron Facility Construction              $311,850.00

Services - Validation            Black and Veatch           04/20/98      Radiopharmacy Validation Services            $408,153.00

Development, Distribution        Bracco                     05/14/98      Manufacturing - Thallium 200

Development, Distribution        Good Group                 05/26/98      Manufacturing - Brachytherapy Seeds

Development, Distribution        Imagyn                     01/12/98      Manufacturing - Brachytherapy Seeds

Development                      Guilford                   08/28/98      Gap Analysis for Dopascan                     $44,000.00

Development                      Proxima                    08/31/98      Research Agreement for Iotrex                 $88,000.00


                                  SCHEDULE 7.25



                    [Lists of all patents, trademarks and copyrights held by Borrower and of all applications for patents, trademarks and copyrights currently being made by Borrower.]

                                  SCHEDULE 7.26

                              Licenses and Permits
                              --------------------

                                             Date
 Certificate or License                    Received                    Issuer                              Description
 ----------------------                    --------                    ------                              -----------

Certificate of            R23196          24-Jul-98    Texas Department of Health Bureau of     Operation of Accelerator and
Registration for                                       Radiation Control                        Cyclotron
Industrial Radiation
Machines
Certificate of Laser      Z01266          31-Jul-98    Texas Department of Health Bureau of     Laser
Registration                                           Radiation Control
Radioactive Material      LO5159          2-Jul-98     Texas Department of Health Bureau of     Radioactive Material Processing
License                                                Radiation Control                        Authorized
Radioactive Material      LO4994          12-Aug-98    Texas Department of Health Bureau of     Radioactive Material Authorized
License                                                Radiation Control                        (relates to Tomography)
Radioactive Device                        Applied      Texas Department of Health Bureau of     I-125 Brachytherapy Seeds/
Registration                                           Radiation Control                        Bracytherapy Radionuclide Seed
Radioactive Material                      Applied      Texas Department of Health Bureau of     Operation of Cyclotron for
License                                                Radiation Control                        Validation
Medical Device            129283          20-Aug-98    Texas Department of Health Drugs and     Device of Distribution
Manufacturer                                           Medical Devices Division
Wholesale Distributor     128076          5-Aug-98     Texas Department of Health Bureau of
of Drugs (Manufacturer)                                Food and Drug Safety
Drug Establishment        1650324         8/12/98      U.S. Food and Drug Administration
Registration
Initial Registration of   1650324         3/31/98      U.S. Food and Drug Administration
Device Establishment
510k                      K982421         31-Jul-98    Department of Health and Human Services  Imagyn I-125 Seed
Other Licenses,
Certification required
for production
------------------------- -------------- ------------- ---------------------------------------- -----------------------------------

Amendment to                                           Texas Department of Health Bureau of     Operation of LlNAC and Cyclotron
Radioactive Material                                   Radiation Control                        to produce radioactive material
License
Amendment to                                           Texas Department of Health Bureau of     Operation of Shady Oaks to
Radioactive Material                                   Radiation Control                        process radioactive material
License
Drug Listing (per drug                    as
product)                                  necessary


                                  SCHEDULE 7.27

                 [List of all present subsidiaries of Borrower]


                                 Gazelle Realty, Inc.

                                 International Isotopes Idaho Inc.


                                SCHEDULE 8.01(f)

                [Financing Statements covering leased equipment]

1.      Financing Statement #97-00142935, filed on July 8, 1997 at 8:00 a.m.
               Debtor:  International Isotopes Inc., 523 N Elm, Denton, TX 76201
               Secured Party:  AT&T Capital Leasing Services, Inc.
                               PO Box 9104, Framingham, MA  01701

2.      Financing Statement #97-00231448, filed on November 10, 1997 at 8:00 a.m.
               Debtor:  International Isotopes, Inc., 532 N Elm, Denton, TX  76201
               Secured Party:  Texas Bank, PO Box 760, Weatherford, TX  76086

3.      Financing Statement #98-00040356, filed on February 27, 1998 at 8:00 a.m.
               Debtor:  International Isotopes Inc., 3100 Jim Christal Rd, Denton, TX 76207
               Secured Party:  TexasBank, 2525 Ridgmar Blvd, Fort Worth, TX  76116

4.      Financing Statement #98-00067938, filed on April 3, 1998 at 8:00 a.m.
               Debtor:  International Isotopes, Inc., 3100 Jim Christal Rd, Denton, TX 76207
               Secured Party:  Texas Bank, 2525 Ridgmar Blvd, Fort Worth, TX  76116

5.      Financing Statement #98-00073388, filed on April 10, 1998 at 8:00 a.m.
               Debtor:  International Isotopes, Inc., 3100 Jim Christal Rd, Denton, TX 76207
               Secured Party:  Texas Bank, 2525 Ridgmar Blvd, Fort Worth, TX  76116

6.      Financing Statement #98-00084011, filed on April 24, 1998 at 8:00 a.m.
               Debtor:  International Isotopes, Inc., 3100 Jim Christal Rd, Denton, TX  76207
               Secured Party:  Texas Bank, 2525 Ridgmar Blvd, Fort Worth, TX  76116

7.      Financing Statement #98-00099284, filed May 14, 1998 at 8:00 a.m.
               Debtor:  International Isotopes, Inc., 3100 Jim Christal Rd, Denton, TX  76207
               Secured Party:  Texas Bank, 2525 Ridgmar Blvd, Fort Worth, TX  76116

8.      Financing Statement #98-00123914, filed June 17, 1998 at 8:00 a.m.
               Debtor:  International Isotopes, Inc., 3100 Jim Christal Rd, Denton, TX  76207
               Secured Party:  Texas Bank, 2525 Ridgmar Blvd, Fort Worth, TX  76116

9.      Financing Statement #98-00138816, filed July 8, 1998 at 8:00 a.m.
               Debtor:  International Isotopes, Inc. 3100 Jim Christal Rd, Denton, TX  76205
                      Secured Party:  Bankers Trust Co. as Custodian of Trustee
                               4 Albany Str, 7th Floor, New York, NY  10006

10.     Financing Statement #98-00145169, filed on July 16, 1998 at 8:00 a.m.
               Debtor: International Isotopes, Inc., 3100 Jim Christal Rd, Denton, TX  76207
               Secured Party:  Texas Bank, 2525 Ridgmar Blvd, Fort Worth, TX  76116

11.     Financing Statement #98-00179971, filed on September 4, 1998 at 8:00 a.m.
               Debtor: International Isotopes, Inc., 3100 Jim Christal Rd, Denton, TX  76207
               Secured Party:  Texas Bank, 2525 Ridgmar Blvd, Fort Worth, TX  76116

                                  SCHEDULE 8.03


        In connection with the purchase of MAC Isotopes, Inc. (now International Isotopes Idaho Inc.) from MACTEC, Inc., I(3) provided MACTEC with consideration in the form of 159,416 shares of common stock of I(3) based on a value of approximately $19.91 per share (the "Merger Price"). MACTEC has the option to sell back to the Company 50% of the 159,416 shares on April 24, 1999 and the remaining 50% on April 24, 2000. The purchase price to be paid by I(3) is (a) the Merger Price plus (b) 50% of the difference between (i) the then market price of I(3)'s stock and (ii) the Merger Price, provided that if the market price is less than the Merger Price I(3) need only pay the Merger Price.

        Auric Partners, a company affiliated with a member of the I(3) Board of Directors, has agreed, if I(3) does not purchase the shares, to repurchase the shares from MACTEC, provided that if the market price at the time of purchase is less than the Merger Price, I(3) is obligated to pay Auric, in cash or warrants, at I(3)'s election, the difference between the market price and the Merger Price.